TECHNICAL REPORT ON THE

LA PALMA PROPERTY.

Batopilas, Mining District.

Chihuahua State, Northern Mexico

Claims T- 226922 and T- 227492

UTM Zone 13R, 211,858 – 2’963.703; NAD27 (Mexico) Datum

Prepared for:

Arriba Resources Inc.

Suite 2402-1277 Melville Street,

Vancouver, BC, Canada, V6E 0A4

By

Porfirio Julio Pinto Linares, Doctor in Sciences.

Registered Professional Geologist, License No. 01365

San Luis Potosí, MEXICO

25th. April, 2012

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 1

TABLE OF CONTENTS

1.0	SUMMARY	7

2.0	INTRODUCTION	11

2.1	Terms of References & Porpose	11

2.2	Units	11

2.3	Site Visit	12

2.4	Mexican Mining Law	12

3.0	RELIANCE ON OTHER EXPERTS	13

4.0	PROPERTY DESCRIPTION AND LOCATION	14

4.1	Property Description	14

4.2	Property Location	15

4.3	Arriba’s Interest in the La Palma Property	17

5.0	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	18

6.0	HISTORY	23

7.0	GEOLOGICAL SETTING & MINERALIZATION	25

7.1	Regional Geology	25

7.2	Local Geology	26

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 2

7.3	Property Mineralization	27

8.0	DEPOSIT TYPES	33

9.0	EXPLORATION	34

9.1	Introduction	34

9.2	Geological Mapping & Prospecting	36

9.3	Assay Channel	36

9.4	Sampling Method and Approach	37

10.0	DRILLING	41

11.0	SAMPLING PREPARATION, ANALYSES AND SECURITY	41

12.0	DATA VERIFICATION	42

13.0	MINERAL PROCESSING AND METALLURGICAL TESTING	43

14.0	MINERAL RESOURCE ESTIMATES	43

15.0	MINERAL RESERVE ESTIMATES	43

16.0	MINING METHODS	43

17.0	RECOVERY METHODS	43

18.0	PROJECT INFRASTRUCTURE	43

19.0	MARKET STUDIES AND CONTRACTS	43

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 3

20.0	ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT	43

21.0	CAPITAL AND OPERATING COSTS	44

22.0	ECONOMIC ANALYSIS	44

23.0	ADJACENT PROPERTIES	44

24.0	OTHER RELEVANT DATA AND INFORMATION	44

25.0	INTERPRETATION AND CONCLUSIONS	45

26.0	RECOMMENDATIONS	46

27.0	recommendations proposed program & budget	47

28.0	REFERENCES	48

29.0	DATE & AUTHOR SIGNATURE	49

30.0	CERTIFICATE OF AUTHOR	49

31.0	APPENDICES	52

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 4

LIST OF FIGURES.

Figure 4.1.	La Palma Property. General Location Map	14

Figure 4.2.	Distribution of the two claims comprising the La Palma property	15

Figure 4.3.	La Palma Property. Location Map showing the capital city of Chihuahua and other main cities in the State of Chihuahua	17

Figure 4.4.	Location of the La Palma Property showing its position relative to the state capital city of Chihuahua, the silver Belt of northern Mexico and other major mines, including the Batopilas Mineral District and El Sauzal Mine	17

Figure 4.5.	Location of the La Palma Property showing its position relative to the geologic map G13-A51 of the Direccion General de Geografia scale 1:50,000, of the Instituto Nacional de Estadistica, Geografia e Informatica (INEGI)	18

Figure 5.1	La Palma Property. Access map from the cities of Chihuahua and Parral	19

Figure 5.2	Photo looking southwest from UTM 214,800 2´965,580, showing the topography and typical vegetation on the La Palma property	20

Figure 5.3.	View looking southwest, showing the topography on the La Palma property and areas of interest	21

Figure 5.4.	Location of the La Palma Property showing its position relative to the Sierra Madre Occidental, Physiographic Province	22

Figure 5.5.	La Palma Property. Location Map showing other regional mines and projects within the state of Chihuahua	23

Figure 7.1.	Location of the Batopilas Mining District showing its position relative to the Ag –Au Metallogenic Belt of the Sierra Madre Occidental	25

Figure 7.2.	La Palma property – Regional Geology showing the property (outlined in yellow) and other Mining Districts within the Batopilas Region	26

Figure 7.3.	La Palma property – Local Geology Map showing property	27

Figure 7.4.	Simplified Geology and some geochemical rock samples collected by GEOMAPS in September and October 2011	30

Figure 7.5.	La Palma property. Geology map showing the principal vein targets	31

Figure 7.6.	Location of some geochemical rock samples collected by GEOMAPS in September and October 2011	32

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 5

Figure 8.1.	Epithermal Vein Model – Buchanan, 1981	33

Figure 9.1.	Trench and decline at the La Soledad vein at UTM 214,838 - 2’965,559. GEOMAPS sample 122162 collected at this location assayed 3,330 g/t Ag, while sample 122163, taken from a shallow pit at the east end of the trench, assayed 3,060 g/t Ag	35

Figure 9.2.	Photo showing the rehabilitation road in progress from San Ignacio village to La Palma property	36

Figure 9.3.	El Tejon Vein. Sample 136262 collected by the author at UTM 214,202 - 2’964,391 assayed 122 g/t Ag	37

Figure 9.4.	Photo showing the scattered workings comprising the so-called El Tejon Vein. Sample 136263 collected by the author at UTM 214,227 - 2’964,417 assayed 65 g/t Ag	37

Figure 9.5.	Trench and decline in the La Soledad vein at UTM 214,786 - 2’965,570. This is the location of sample 136264 collected by the author and assayed 350 g/t Ag	38

Figure 9.6.	Photo showing part of the scattered workings located at the so-called La Soledad Vein at UTM 214,786 - 2’965,570	38

Figure 9.7.	Summarized Silver values (Block II) of some geochemical rock samples collected in September and October 2011	39

Figure 9.8.	Summarized Silver values (Block III) of some geochemical rock samples collected in September and October 2011	40

LIST OF TABLES

Table 1:	Size (in hectares) of the two claim blocks comprising the La Palma Property, Batopilas, Chihuahua, Mexico.

LIST OF APPENDICES.

Appendix A:	Location and sample description of 8 rock chip samples taken by Geomaps S.A. de C.V., from the La Palma property, October 2010	52

Appendix B:	Assay results of 8 rock samples collected by Geomaps S.A. de C.V., October 2010	52

Appendix C:	Location and sample description of 269 rock chip samples taken by Geomaps S.A. de C.V., from the La Palma property, September and October 2011	53

Appendix D:	Assay results for the 269 rock samples collected from the La Palma property, September and October 2011	63

Appendix E:	Description and location of 3 rock chip samples collected by the Author (P.J. Pinto), December 2011.	72

Appendix F:	Assay results of 3 rock samples collected from La Palma property, December 2011	72

Appendix G:	Itemized expenses on the La Palma property up to January 2011	73

Appendix H:	Title of the claims comprising the La Palma property	74

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 6

1.0 SUMMARY

On June 17 2011, Minera Arriba S.A. de C.V. a wholly owned subsidiary of Arriba Resources Inc. (Arriba) announced that it had entered into an option agreement with Minas de Alta Ley La Palma S.A. de C.V. to acquire up to 80% interest in the La Palma silver-gold property. Arriba Resources Inc. retained P.J. Pinto to prepare a Technical Report covering results and review of exploration works for evaluates the potential mineralization at La Palma property. The objective of this Technical Report is to provide Arriba Resources Inc. with a report that will comply with existing regulations in Canada. This report meets the requirements for NI-43-101 and conforms to form 43-101F1 for technical reports according to the June 30, 2011, guidelines and regulations.

The La Palma property is located in the state of Chihuahua in northern Mexico, approximately 275 km. southwest of Chihuahua City and 33 km southwest of the town and mining District of Batopilas (Figures 4.1, 4.3, 4.4 and 5.5). La Palma property comprises a package of two active exploration Claims (Figure 4.2 Table 4.1) that totals 2,600 hectares. The limitation period for the mineral rights concessions is 50 years, renewable over similar time periods. The surface rights of the La Palma property belong to the local owners. To conduit future exploration work on the claims has to be an official agreement with local owners and the water use permit should be acquired prior to drilling.

Nothing is known about the historic pits, trenches and old shallow mines on the La Palma property. There is not any record about past exploration and there is no evidence that any drilling has ever occurred. The silver and gold deposits of the nearby Batopilas district have been produced from a number of epithermal to mesothermal, fissure veins within the lower volcanic rocks since the days of the conquistadors. The La Palma property is located in the metallogenic Au-Ag belt of the Sierra Madre Occidental (7.1), known for hosting deposits like Dolores, Palmarejo, El Sauzal, Mulatos, Moris, Topia, La Cienega, Basis, San Dimas and Tayoltita (Figures 4.4. and 5.5).

The La Palma property is within the Las Barrancas sub-province of the Sierra Madre Occidental physiographic province (Figure 5.4). The Sierra Madre Occidental is a volcanic arc of Mesozoic to late Tertiary age. This province is a northwest trending; linear, volcanic plateau approximately 1200 km long and 200 to 300 km wide, with an approximately average elevation of 2000 m.a.s.l. The property is underlain by a metamorphic Jurassic (?) basement rock consisting of flysch type meta-sediments overlain by the Triassic andesite (Lower Volcanic Series) and rhyolite (Uper Volcanic Series) volcanic sequences of Sierra Madre Occidental and subsequently overlain by younger Tertiary volcanic and alluvial material. Cretaceous intrusive bodies of granodiorite composition with variations to quartz-monzonite, commonly occurs in association with exposures of Jurassic basement meta-sediments. The intrusive rocks also metamorphosed the Eocene volcanic rocks and the Paleozoic sediments and are believed to be responsible for the metallic mineralization.

The Lower andesitic assemblage is exposed only in deeply eroded valley bottoms. It is characterized by intense hydrothermal alteration and by the presence of numerous precious-metal deposits. All these Lower Volcanic Complex rocks have a weak chlorite alteration and are silicified in many places. The rocks of the Lower Volcanic Series have locally been intruded by andesite to basalt dykes that are usually emplaced along north trending structural breaks or faults. The Upper volcanic complex contains multiple rhyolite domes and calderas.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 7

Faults mainly strike northeasterly to northerly and dip steeply to the west or are sub-vertical. A subsidiary set of structures strikes northwesterly and dips steeply to the northeast. The orientation of the rocks appears to strike northwesterly and dip steeply in the southeastern part of the property. A series of northerly striking, normal faults form a dominant structural trend in the La Palma property. The northerly striking shear systems are comprised of a series of sub-parallel, normal faults of regional extent. The most important faults known within this structural set are the El Tejon and La Soledad to the east and Cueva Blanca to the west. El Tejon shear system can be traced for approximately 2.5 km, and La Soledad fault system for 1.2 km, from the central portion of La Palma claim (Figures 7.3 and 7.5).

The mineral deposits of the La Palma property are structurally controlled and hosted in andesitic rocks and consist of epithermal veins hosted within northerly trending fault structures. Quartz-Barite veins and sulphide/precious metal mineralization may be the results of fluids generated during the emplacement of the granitic intrusions within the Lower Series rocks. Silver-gold with minor lead and zinc mineralization in the La Palma property occurs mainly in a variety of quartz-vein types that are controlled by fractures, faults and other brittle structures. Sulfides within the mineralized structure containing pyrite, argentite, galena, sphalerite, some chalcopyrite, silver sulfosalts occur associated to quartz, barite and calcite as gangue minerals.

Reconnaissance geochemical channel sampling carried out recently show that the silver values rage between 60 to 394 g/t on the El Tejon vein, and between 60 to 3,330 g/t on the La Soledad vein. Locally, within the structures, the bedrock is altered to variable degrees of argillic and propylitic hydrothermal alteration. The more intense argillic alteration may be accompanied by wide silification and, at times quartz stringers – commonly as a stockwork structure. Silicification occurs to variable degrees with pyrite dissemination. The propylitic alteration outstands where the chloritic alteration of the andesites exhibit localized quartz veins and occasional blebs and patches of sulphides.

During October, 2010, Geomaps S.A. de C.V. conducted a field trip in order to make a reconnaissance of the geology and mineralization of the property. Afterwards, in September 2011, Geomaps’s geologists did an initial exploration work which included: (i) geological mapping and prospecting, (ii) reconnaissance geochemistry through 269 channel samples and (iii) rehabilitation the access road from San Ignacio to La Palma property (16 km) and construction of 8 km of new roads for the access of the sites of the drilling exploration program. This initial phase was completed by October 2011. Old workings and pits were examined and sampled, including those at the Tejon and La Soledad mines. In December 2011, the author, as part of the NI 43-101 visit, collected three (3) rock samples that were submitted for assay (Appendix E). These samples are anomalous in silver with values ranging from 65 g/t to 350 g/t (Appendix F). All these components of this initial phase were completed by December 2011, and the total expenditures on the program up to march 2012 were to US $122,704. (Appendix G). The total expenditures exclude the cost associated with the property acquisition.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 8

The main focus of Arriba’s exploration at La Palma is to find a near-surface, high-grade silver-gold deposit similar to those mined underground methods at Batopilas. The La Palma property is a “grassroots” exploration project that has not been tested by drilling. Gold and silver mineralization has only been identified in surface outcrops, in some pits and trenches and in the shallow historic workings of the El Tejon and La Soledad veins. It appears that no systematic exploration has occurred on the property and none of the targets have been tested by drilling.

The Batopilas region hosts a number of major silver-gold deposits and producers (Figure 7.2). These include: Batopilas, El Sauzal, Morelos, El Realito, Satevo, and Urique. The strong similarities between Batopilas and the La Palma property in their host rocks, styles of silver mineralization and hydrothermal alteration, suggest that the mine will remain as a model for Arriba’s exploration at their La Palma property. Based on the property geology and its location in the silver-rich belt of the Sierra Madre Occidental, Arriba´s should explore for “veins-related, structurally-controlled” silver-gold deposits similar to those worked at the Batopilas Mining District.

The following conclusions can be made regarding the La Palma property:

•	Despite having widespread silver-gold veins, it is under-explored since it has never been previously drilled or subjected to a serious, modern geochemical or geophysical exploration program.

•	It is considered to have a good potential for hosting an epithermal, high-grade silver deposit as- the Batopilas silver-gold-mine-type for the following reasons:

(1)	It lies within the Silver Belt Chihuahua. This regional zone is an important silver-gold mining region that hosts many major economic silver deposits (Figures 4.4, 5.5 and 7.1).

(2)	It contains country rock geology, as well as numerous widespread occurrences of brittle-structure-controlled silver mineralization, some of which have been worked to shallow depths by small-scale mining. Moreover, the style of the vein silver mineralization and the sericite-carbonate hydrothermal alteration closely resembles to other high-grade mineable deposits in the region, including the Batopilas deposit.

Throughout 2012, Arriba Resources intends to continue exploration on La Palma property. Once the final interpretations of the geochemical and geological data were reviewed, Arriva recommends a two-phase exploration program to test preliminary targets outlined to quickly evaluate the potential of the La Palma property. The targets include structurally controlled quartz veins with Ag-Au mineralization often with elevated Pb-Zn-Cu mineralization.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 9

The drilling program for these two phases is budgeted at 18,000 meters. Selected targets should be tested with a phase 1 with 10,000 meters of diamond drilling, including to build access roads, which estimation cost is CDN $1,825,965. Contingent on the successful completion of Phase 1, it is recommended a Phase 2 exploration program consisting primarily on 8,000 m of diamond drill targets areas defined in Phase 1. The Phase 2 is estimated to cost approximately CDN $1,211,660. The total estimation for the two phases of exploration is about CDN $ 3.04 million.

ITEMIZED COSTS OF THE RECOMMENDED PHASE 1-PHASE 2 EXPLORATIONS AT LA PALMA.

Phase 1

Trenching and road construction.		$82,365
Diamond drilling (10,000 m @ $125/m)		$1,250,000
Project geologist (150 days @ $370/day		$55,500
Camp, meals, transportation & logistics		$61,770
Assays (2,000 samples @ $36/sample)		$72,000
Miscellaneous and contingencies 20%		$304,330
Total phase 1 estimated cost	CDN$	1,825,965

Phase 2

Trenching and road construction.		$51,475
Diamond drilling (8,000 m @ $125/m)		$1,000,000
Project geologist (120 days @ $370/day)		$44,400
Camp, meals, transportation		$61,785
Assays (1,500 samples @ $36/sample)		$54,000
Total phase 2 estimated cost	CDN$	1,211,660

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 10

2.0 INTRODUCTION

2.1 Terms of Reference & Purpose.

Arriba Resources Inc. (Arriba) contracted the author to prepare this Technical Report on their La Palma property. The writer is the “Qualified Person” as defined by the National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”) and the guidelines in Form 43-101F1 and Companion Policy implemented as of June 30 2011, for technical reports.

The author does not have, nor has had previously, any material interest in Arriba Resources Inc. or related entities or interests. The relationship with Arriba Resources is solely a professional association between the client and the independent consultant. This report is prepared in return for fees based upon agreed commercial rates and the payment of these fees is in no way contingent on the results of this Technical Report.

The property, which is located in the state of Chihuahua in northern Mexico, lies approximately 33 km southwest of the town and mining District of Batopilas (Figures 4.1 and 4.4). The primary focus of Arriba’s exploration program at La Palma property is to search for a mineable silver-gold deposit similar to that present at the Batopilas mines.

For this report, the author utilized government geological maps and available geological reports. This information was also obtained from Geomaps S.A. de C.V. which is an independent consulting Mexican geological firm that conducted geological mapping and sampling in the property from September 3th to October 30th 2011.

2.2 Units.

All units of measurement mentioned in this report are refered either to the Metric or to the Imperial systems. Analytical results are stated in grams per metric ton (g/t), parts per million (ppm), parts per billion (ppb) and percentage (%). Distances are in centimeters (cm), meters (m) and kilometers (km). Metric weight units include kilograms (kg), grams (g), and metric tons (tm). Element abbreviations include Au (gold), Ag (silver), Cu (copper), Pb (lead), Zn (zinc), As (arsenic), Sb (antimony), and Fe (iron).

The maps are in Universal Transverse Mercator (UTM), coordinates of recorded locations I were obtained with a Garmin hand-held GPS 76CSx unit. All UTM readings in this report use the Zone 13R NAD27 (Mexico) Datum.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 11

2.3 Site Visit.

I spent two days at the La Palma property (12th and 13th December 2011) examining rocks and vein outcrops, trenches and small old workings within the claims. During this time, I collected 3 mineralized rock samples (136262 to 136264) which were submitted to the certified ALS Chemex Laboratory in Chihuahua for precious and base metal assay (Appendices E and F). I was accompanied by Geomaps’ geologists Hipolito Monje and Guillermo Flores. Hipolito Monje conducted the on-site exploration, including a preliminary program of rock chip-channel sampling (Appendices A, B, C and D). During the visit I noted the distribution and nature of sheeted quartz veins and their controlling structures, some of which contain as disseminated some amounts of Au, Ag, Pb and Zn mineralization, as well as enhanced values of Cu. Although silver and gold are the main focus of Arriba’s upcoming exploration effort, the reader is cautioned that there is no mineral or metal resource known on the La Palma property. To my knowledge, there has been no past drilling on the property, and there is no data concerning the author of the pits and trenches neither of the dates when the small-scale shallow mine workings were made.

In addition to field observations made by the author, other information in this report was obtained from either published papers as refered in Section 28 (below) or from unpublished maps, reports and verbal information given to me by Geomaps’s employees. The geochemical assay data presented in this document and listed in Appendices B, D and F were obtained by ALS Chemex Laboratories at Av. de Las Industrias No.6500, Colonia Zona Industrial Nombre de Dios, Chihuahua, Mexico (Telephone 614 417 9728).

2.4 Mexican Mining Law.

Mineral exploration and mining in Mexico, are regulated by the Mining Law of 1992, which establishes that all minerals found in Mexican territory are owned by the Mexican nation, and that private parties may exploit such minerals (except oil and nuclear fuel minerals) through mining licenses, or concessions, granted by the Federal Government. Under the terms of the original law, exploration concessions were granted for a period of six years and exploitation concessions for a period of fifty years. There was no provision to extend the term of the exploration concession but exploitation concessions were renewable once for additional term of fifty years.

On April 29, 2005 the Mexican Congress published several amendments to the Mining Law of 1992. According to them, old exploration and exploitation concessions were replaced by a single concession type, the mining concession, which gives the holder both exploitation and exploration rights subject to the payment of relevant taxes. Old exploration and exploitation concessions were automatically transformed into mining concessions with single term of 50 years from the date that the concession was first registered at the Public Registry of Mines. Accordingly, exploration concessions that were originally issued for a 6 years period now have a term of 50 years term from the date the exploration concession was originally registered. Under the new amendments, the concession holder has all the rights previously granted for an exploitation concession under the old law.

The concessions may be granted to or acquired by (since they are freely transferable) Mexican individuals, local communities with collective ownership of the land know as “ejidos” and companies incorporated pursuant to Mexican law, there are not foreign ownership restrictions for such companies. While the Constitution makes it possible for foreign individuals to hold mining concessions, the Mining Law does not allow for it. This means that foreigners wishing to engage in mining in Mexico must establish a Mexican Corporation for this purpose, or enter into joint ventures with Mexican individuals or corporations.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 12

Maintenance obligations for a mining concession, which must be kept current, to avoid the cancellation are performance of assessment work, payment of mining taxes and compliance of environmental laws. Mining Law Regulations establish minimum amount of assessment work that must be performed during the exploration stage in the case of exploration concessions or during exploration stage and /or exploitation stage, in the case of exploitation concessions.

3.0 RELIANCE ON OTHER EXPERTS.

The information, opinions and conclusions contained herein are based on:

•	Information available to the writer at the time of preparation of this report.

•	Assumptions, conditions and qualifications as set forth in this report;

•	Data, reports and other information of Arriba Resources Inc., GEOMAPS S.A. de C.V. and other party sources.

The author expresses no legal opinion as to ownership status of the Property.

This report is not intended to assess potential environmental, political or legal issues or liabilities regarding the La Palma property. The information contained in this document is a summary and is not a complete account of previous exploration developed on the property, since very little historic data is available. All locations are subject to survey. Conversions from imperial to metric units or vice-versa are approximate.

It was not within the scope of this Technical Report to examine in detail or to independently verify the legal status or ownership of the La Palma Property. Arriba has made available to the author certain information concerning the status of each of the mineral concessions comprising the La Palma Property. The author has reviewed the relevant documents and has no reason to believe that ownership and status are other than has been represented. Determination of secure mineral title, and surface estate ownership is solely the responsibility of Arriba, however and the author disclaims responsibility for verification of surface and mineral ownership of the La Palma Property. For the information presented in Table 1, I have relied upon reports, maps, figures and data provided by Arriba Resources which is located in Appendix H, and takes responsibility for its accuracy. The results and opinions expressed in this report are based on the field observations of the author, and the geological and technical reports listed in the References. The author has studied the information provided by Geomaps S.A. de C.V. and believes it is reliable; however the author has not made an in-depth independent verification of its accuracy and completeness.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 13

In addition to field observations made by myself, most of the information in this report was obtained from published and unpublished maps and reports given to me by Geomaps’ employees, including Guillermo Flores, Hipolito Monje and Yael Ocampo Uribe. The opinions, conclusions and recommendations presented in this report are conditional upon the accuracy and completeness of the information supplied by Geomaps S.A. de C.V. and the assumption that no information has been withheld that would materially affect the stated conclusions and recommendations. The author reserves the right, but will not be obliged, to revise this report if additional information becomes known to the author subsequent to the date of the emission of this report.

4.0 PROPERTY DESCRIPTION AND LOCATION.

4.1 Property Description.

The La Palma property is located in the south-western portion of the Mexican state of Chihuahua. The location of the project is show in Figure 4.1. The La Palma property comprises a package of two active exploration Claims (T-226922 and T-227492) (Figure 4.2; Table 4.1 & Appendix H) that totals 2,600 hectares. On March 31, 2006, the La Palma claim was granted title by the Mexican Bureau of Mines (Direccion General de Minas “DGM”). Mining concessions are granted for 50 years, meaning the expiry date for the La Palma concession is March 30, 2056. On June 26, 2006, the Ampliacion La Palma claim was granted title, meaning his expiry date is June 27, 2056. Taxes are due at the moment a claim title is granted and are paid twice a year, in January and June.

Figure 4.1. La Palma Property. General Location Map.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 14

MINERAL CLAIM	TITLE NUMBER	OWNER	AREA HECTARES
LA PALMA	226922	LUIS NECOCHEA GAMEZ Y SOCIOS	145.0000
AMPL. LA PALMA	227492	LUIS NECOCHEA GAMEZ Y SOCIOS	2,455.0000
		TOTAL AREA	2,600.0000

Table 4.1. Size (in hectares) of the two claims comprising the La Palma Property in Batopilas, Chihuahua, Mexico.

Figure 4.2. Distribution of the two claims comprising the La Palma property (outlined in green).

Arriba Resources Inc., informed the author that to the best of their knowledge, there are no liens or other outstanding third party debts, nor current neither pending litigation that may be material to the La Palma property assets.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 15

There are some surface rights associated to the La Palma Property, which belong to individual local owners. The mineral claims holders obtained verbal permission from the individual land property owners to access and conduct exploration activity on their parcels. To conduct future exploration work there has to be an official agreement with local property owners and a water use permit must be acquired prior to drilling. Neither of these permits is expected to be difficult to obtain.

In order to conduct exploration an environmental permit will be obtained. An “Informe Preventivo” (Preliminary Environmental Assessment Report), which is required for drilling and rehabilitation of existing roads, will be prepared and filed to the report with the Mexican environmental authority (SEMARNAT).

On The La Palma property three main mineralized veins have been identified: La Soledad, El Tejon and Cueva Blanca. La Soledad vein is located in the central eastern side of the property. El Tejon mineralized vein is located in the central part of the property and Cueva Blanca mineralized zone is located in the north-western side of the property. None of the mineralized zones on the La Palma property have a resource or reserves that would meet 43-101 standards. In all three zones several historical trenches have been identified.

Due to limited historical exploration data available, it is impossible to deduce if the length of the mineralized zones extends beyond the La Palma property boundary. No waste deposits or tailing ponds have been identified on the property.

4.2 Property Location.

The two exploration claims comprising the La Palma Property are located in the south-western part of the Chihuahua state, Mexico, approximately 275 km. southwest of Chihuahua City (Figures 4.1 and 4.3). They are centered at the PP of the claims, UTM Zone 13R, 211,858 – 2’963,703 (NAD27 Mexico) and they lie approximately 33 km southwest of the municipality of Batopilas (Figures 4.4 and 7.2). The area is located within the geological map G13-A51 (Figure 4.5), of Direccion General de Geografia, 1:50,000, of the Instituto Nacional de Estadistica, Geografia e Informatica (INEGI).

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 16

Figure 4.3. La Palma Property. Location Map showing the capital city of Chihuahua and other main cities in the State of Chihuahua.

Figure 4.4. Location of the La Palma Property showing its position relative to the state capital city of Chihuahua, the silver Belt of northern Mexico and other major mines, including the Batopilas Mineral District and El Sauzal Mine.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 17

Figure 4.5. Location of the La Palma Property showing its position relative to the geologic map G13-A51 of the Direccion General de Geografia scale 1:50,000, of the Instituto Nacional de Estadistica, Geografia e Informatica (INEGI).

4.3 Arriba’s Interest in the La Palma Property

On June 17, 2011, Minera Arriba S.A. de C.V., a wholly owned subsidiary of Arriba Resources Inc., entered into an option agreement with Minas de Alta Ley La Palma S.A. de C.V., to acquire up to 80% interest in the La Palma property. The reader is cautioned that no mineral reserves or resources have been identified on the La Palma property to date. Currently, there are no known risk factors that would limit access to the property or the ability of Arriba to complete exploration.

5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY.

Access to the property area from Chihuahua is via paved Highway 127 driving south to the town of Creel (Figure 5.1). From Creel, a paved mountain road leads south to Cusare. From this point a state-maintained gravel road leads southerly to the village of Batopilas. Access to the property from Batopilas is by gravel road (approximately a 2-hour drive). Driving time from Chihuahua to Batopilas is approximately seven hours in dry weather. By helicopter, the flying time from Chihuahua to the property is approximately 1 hour forty minutes. International flights by commercial airlines to some US cities and to most national major cities are available from Chihuahua City.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 18

Figure 5.1. La Palma Property. Access map from the cities of Chihuahua and Parral.

The nearest villages and towns to the La Palma property include:

(1) The small village of San Ignacio which lies 10 km NNW of La Palma at UTM 217,352 - 2’972,816.

(2) The small town of Batopilas, which lies at UTM 222,810 - 2’933,137, approximately 33 km NNW of La Palma.

Only some parts of the property are accessible by foot due to the steep to moderately undulating topography. There are few dirt roads that can be driven by 4-wheel-drive vehicles. Topographic relief at the property has creeks and canyons up to 300 meters deep which expose bedrock suitable for the geological evaluation (Figures 5.2 and 5.3).

The area is semi-arid with a pronounced rainy season from June through late September. The annual temperature at la Palma varies from 12° to 26° C, with an average of about 18° C. Daytime temperatures during the summer can reach 35° C with cooler evenings. Snow is unusual during the winter dry season although temperatures occasionally dip below freezing. Climate is generally dry with sporadic, often violent rainstorms during the summer months. Rainfall in the northern parts of Chihuahua averages 42 centimeters (16.9 inches) per year mainly between May and October. Field work can be carried out during most of the year, except from minor interruptions during intermittent rains that make the tracks difficult to drive.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 19

Figure 5.2. Photo looking southwest from UTM 214,800 2´965,580, showing the topography and typical vegetation on the La Palma property.

Vegetation is comprised of cactus, grasses and scrub trees. Larger hardwood trees such as sycamores are found near springs and streams. Pine and oak trees are found at higher elevations. Grasses, small trees and shrubs along with several varieties of cacti make up most of the vegetation on steep hillsides. Numerous species of cacti and other semi-desert vegetation are present in the area, many of them characteristic of specific physiographic units. The semi-desert vegetation includes the small bush acacia (Acacia gregii) which is found in the more rocky hills. Also present is the Ocotillo (Fouquiera splendens), which is characterized by long, straight branches covered with spines and small leaves. Locally, the area also includes several species of agaves and yuccas such as Yucca baccata and Yucca schottii. There are also nolinas (Nolina microcarpa), sotol (Dasylirion wheeleri), as well as several cactaceae, including nopales and choyas (Opuntia).

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 20

Figure 5.3. View looking southwest, showing the topography on the La Palma property and areas of interest.

The La Palma property area is not densely populated and is mostly underdeveloped. Both the quality of infrastructure and population density increases towards the town of Batopilas and the city of Chihuahua. Any of the materials and supplies required to support exploration and mining activities are available in Batopilas and Chihuahua City. The nearest commercial electric power source is a 110 KV transmission line San Ignacio, approximately 11 km northeast of the property, however for industrial service there will be required additional supply from the National Grid infrastructure (Comision Federal de Electricidad).

The Batopilas mining district has had a long history of underground mining. Consequently, it has an extensive mining and prospecting culture and is a source of experienced contract labor, however skilled labour will have to be hired at Chihuahua City. Public telephone service is available in the town of San Ignacio.

The La Palma property is within the Las Barrancas sub-province of the Sierra Madre Occidental physiographic province (Figure 5.4). The Sierra Madre Occidental is the westernmost mountain range of Mexico; it extends 1,300 km southward from the U.S. border and is fringed by the coastal plain of the Pacific Ocean. The property lies on the western side of Sierra Madre Occidental and it is limited to the east by uplands of the Basin and Range province and to the west is bounded by the Buried Range province (Figure 4.3 and 5.5). In the Chihuahua area the basins have elevations of 500 to 2,100 m, and the higher peaks rise to 3,000 m above sea level.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 21

Figure 5.4. Location of the La Palma Property showing its position relative to the Sierra Madre Occidental, Physiographic Province.

The La Palma property lies in an area of Basin and Range topography. The eastern part of the property comprises an extensive flat, alluvial-covered plain with average elevation of approximately 500 m above sea level. The property includes an extensive area of open plains in the center that range between 600 m and further west there is a series of low, rolling hills that generally range between 1,700 and 1,800 m above sea level.

No environmental reports have been prepared for the property, presumably due to the early stage of the exploration at the property. The property, which totals 2,600 hectares, has an enough space to accommodate all components of an underground mining operation including areas for tailings storage, waste disposal, heap leach pads and processing plants.

Subsurface artesian water is present in many parts of the property and some of small streams with sufficient water for mining operations, at least at the time of the site visit. Water for exploration and mine development is available from multiple streams near the property. These streams have a small flow of water at the end of dry season: however the flow of some of them run all year long and provide enough water. There are not water rights associated to the property at this time.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 22

The surface rights in the property area are held by farmers (“ejidatarios”), with whom Arriba has established a good working relationship. However, permits to develop mineral exploration and mine workings must be negotiated with the surface property owners. No formal negotiations have been initiated (verbal communication).

Figure 5.5. La Palma Property. Location Map showing other regional mines and projects within the state of Chihuahua.

6.0 HISTORY.

Nothing is known about the historic pits, trenches and old shallow mines on the La Palma property. There is not any record about past exploration and there is no evidence that drilling has ever occurred.

The mineral deposits of the nearby Batopilas district however, were discovered in 1632 by Spanish explorers who travelled up the Rio Fuerte in search of gold. Gold and silver deposits were found in the Batopilas canyon. Silver grades in the district were exceptional and comparable to the famous Batopilas deposits of Spain. During the late 1700’s and early 1800’s, Batopilas was one of the principal populated mining centres of Chihuahua and, at its pinnacle, was home to thousands of inhabitants. The region began to decline during the Mexican war of Independence and only ten families remained in the district by 1827. Mining operation resumed on a smaller scale after the independence war.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 23

Three men are notable for their pursuit of mineral deposits in the Batopilas region. Rafael Alonso de Pastrana discovered and exploited the famous mine of Nuestra Senora del Pilar during the mid 1700’s, which at one time produced weekly $40,000 worth of silver. Angel Bustamante worked the Carmen mine, from which he extracted blocks of native silver weighting up to 225 kg. Cristobal Perez discovered very rich ore shoots while exploring a bed of lead mineralization at the San Antonio mine and he amassed an enormous fortune.

In 1861, John R. Robinson purchased some of the mines of the Batopilas district. Alexander R. Shepher bought Robinson’s holding in 1879 and combined them with others to form the Batopilas Mining Company in 1887. Zones containing more than 24 kg of silver per ton were exploited by the Batopilas Mining Company in 1907.

The silver mines were only intermittently worked after the Mexican revolution in 1910. Between 1922 and 1929, the Batopilas Mining Company and Santo Domingo Silver Mining Company were the only operating companies within district. Mining by small, independent operators have continued exploiting the deposits on a sporadic basis to the present.

In Batopilas area, the principle mines were located at the oxidation zone. The Carmen mine at Batopilas has 4,500 m of underground workings that accessed a northeasterly trending fault/fracture zone. The mineralized shoot at the Carmen mine had a strike length of 750 m and a vertical depth of 230 m. At the El Sauzal mine (Goldcorp), located on the Rio Urique, 25 km west of Batopilas district and 34 km north to La Palma property, there are two zones of gold mineralization within silicified rhyolite breccias. The mineralized zones are controlled by northwest and north-south trending fault zones.

Silver and gold have been produced from a number of epithermal to mesothermal, fissure veins within the lower volcanic rocks since the days of the conquistadors. The Batopilas Mining Region is comprised of four mineral districts and a mineralized zone distributed over a northwest-oriented area, the ‘Batopilas Block’, that is 35 km long by 30 km wide: Urique, Satevo, El Realito and Morelos Mining districts. The El Sauzal deposit occurs at the northeast portion of the ‘Batopilas block’ (Figure 7.2).

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 24

7.0 GEOLOGICAL SETTING & MINERALIZATION.

7.1 Regional and Structural Geology.

The La Palma property is located in the physiographic province of the Sierra Madre Occidental and within the Las Barrancas sub-province (Figures 5.4 and 7.1). The Sierra Madre Occidental is a volcanic arc of Mesozoic to late Tertiary age. This province is a northwest trending; linear, volcanic plateau approximately 1200 km long and 200 to 300 km wide, with an average elevation approximately 2000 m.a.s.l. and is deeply dissected by river valleys. The volcanic arc is a broad anticline uplift which is cut by numerous longitudinal faults. The Regional geology map for the La Palma property is shown in Figure 7.2.

Figure 7.1. Location of the Batopilas Mining District showing its position relative to the Ag –Au Metallogenic Belt of the Sierra Madre Occidental.

Regionally, Oligocene volcanic flows of rhyolites, ignimbrites and andesites cover up to 90 % of the region of the Sierra Madre Occidental. Windows in the rhyolite volcanic sequence expose Eocene andesites, dacites and andesite porphyries in addition to Paleozoic slates and sandstones which are the basement rocks in the Chihuahua region. Cretaceous intrusive bodies of granodiorite composition with variations to quartz-monzonite, commonly occur in association with exposures of Eocene volcanic rocks and Jurassic basement meta-sediments. It is believed that these intrusive rocks caused the formation of windows by uplifting the basement and volcanic rocks. The intrusive rocks also metamorphosed the Eocene volcanic rocks and the Paleozoic sediments and are believed responsible for the metallic mineralization. The ‘Basin and Range’ topography reflects a series of N to NW trending regional linear grabens bound by normal faults along the range fronts. Block faulting down the steep slopes of the Sierra is also a common phenomenon in the region.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 25

Regionally the Jurassic metamorphic basement rocks underlain, andesitic volcaniclastics and dacitic volcanic sequences which subsequently are overlained by younger Tertiary rock formations. The above mentioned rock units were intruded by Cretaceous granodiorites and andesite dikes (Figures 7.2 and 7.3).

Figure 7.2. La Palma property – Regional Geology showing the property (outlined in yellow) and other Mining Districts within the Batopilas Region.

The Sierra Madre Occidental province is distinguished by a Low and Upper igneous sequences. The Lower sequence is comprised by batholitic intrusive rocks and their associated extrusive rocks whose ages range between 100 million to 45 million years. The extrusive rocks are predominately andesitic in composition. Minor, layered, rhyolite ignimbrites, agglomerates, tuffs and pyroclastics are found in the lower assemblage. The plutonic rocks are generally composed of granite, granodiorite and quartz- monzonite and are co-magmatic with the volcanic complex.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 26

During the 10 million year gap between the Lower an Upper volcanic cycles, the former was faulted and tilted prior to the onset of the Upper secuence. The Upper volcanic secuence or “super-group” unconformably overlies the Lower assemblage and covers it in most of the Sierra Madre Occidental province. It is comprised of rhyolite and rhyo-dacite ignimbrites and caldera complexes with minor amounts of mafic lavas and sedimentary rocks. The age of the Upper volcanic complex ranges between 34 and 27 million years.

The Lower andesitic assemblage is exposed only in deeply eroded valley bottoms. It is characterized by intense hydrothermal alteration and by the presence of numerous precious-metal deposits. The Upper volcanic complex contains multiple rhyolite domes and calderas. Gold, silver and base metal mineralization are occasionally associated with the dome and caldera structures.

7.2 Local Geology.

The La Palma property consists of a window of andesitic rocks surrounded by overlying Oligocene rhyolitic and related flows. The basement andesites are intruded by stock bodies of granodioritic composition. As is typical of the region, the mineral zones are hosted predominantly within the andesitic volcanic sequence (Figure 7.3).

Figure 7.3. La Palma property – Local Geology Map showing property (outlined in yellow).

La Palma property is underlain by a series of equi-granular, porphyritic andesitic flows and breccias of the Lower volcanic complex. The andesitic rocks are unconformably overlain by rhyolite flows and ignimbrites of the Upper volcanic complex which occur at higher elevations and often form prominent cliffs in the area. The rocks of the Lower volcanic complex are predominately andesitic and dacitic rocks, whose exposures are most abundant within arroyos and along walking trails. Beside, little outcrop is exposed within the area under exploration. The most abundant rocks in the property area are andesitic ash tuffs and lapilli tuffs. There are medium grayish-green to light grey to brownish-green, generally crystalline rocks. The andesitic tuffs are usually medium grained, but grain size ranges from aphanitic to coarse grained, lapilli clast range in size from 4 mm to greater than 35 cm across, and generally form 10 to 40% of the rock volume.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 27

Coarse grained agglomerates are most abundant within the central and northern portions of the area, immediately underlying Upper Volcanic Series rhyolites at west of La Palma Claim. These agglomerates are generally maroon in color and contain abundant hematite within both the coarse clasts and the matrix. The coarse-grained andesitic fragmental units locally contain well-rounded pebbles and cobbles of andesitic and feldspar porphyry within and andesitic tuff matrix.

Undifferentiated, fine grained, crystalline andesites occur throughout the property. Coarse to medium grained, porphyritic andesite flows occur locally. Subhedral to euhedral plagioclase phenocrysts in these flows are of variable size up to 4 mm. in length. Maroon andesite porphyry locally contains blocky euhedral feldspar phenocrysts 5 by 12 mm across. The andesite within the mapped area is generally no-magnetic.

Dacitic ash and lapilli tuffs are commonly interlayered on a meter scale within the andesitic tuffs. The dacitic rocks are light brownish grey to pale grey, are more felsic and commonly appear to be more “bleached” than adjacent andesites. This “bleaching” may simply be due to more abundant feldspars within the dacites which weather may form clay minerals.

The Lower Volcanic Series rocks are generally maroon and contain abundant disseminated hematite and occur at higher elevations within the mapped area. This hematite typically occurs in the rocks immediately underlying the Upper Volcanic Series rhyolites throughout the region; it is likely a product of weathering of the Lower Volcanic Complex rocks prior to deposition of the Upper Volcanic Series. All these Lower Volcanic Complex rocks have a weak chlorite alteration and are silicified in many places. Patchy epidote alteration occurs, mainly as irregular veinlets up to a few cm in width, or as alteration envelopes along fractures. Bleaching and argillic alteration are common, and are especially intense along mayor fault structures.

The rocks of the Lower Volcanic Series have locally been intruded by andesite to basalt dykes that are usually emplaced along north trending structural breaks or faults. The dykes are generally 1 to 5 meters wide and are relatively fresh and unaltered; they have a brown weathered surface. The dykes are generally porphyritic with plagioclase and hornblende phenocrysts and are locally moderately magnetic.

Rhyolite tuff and agglomerate of the Upper Volcanic Series discordantly overlie the Lower Volcanic Series rocks, and were deposited after the main structural and mineralizing events within the area. The rhyolite tuff and agglomerate are present at higher elevations in the area. These rock units are relatively flat-lying, with dips ranging up to 15 degrees. Rhyolite tuff is fine grained, granular, silica-indurated. It locally contains small amounts of hematite. The matrix of the rhyolite agglomerate at the northwest area is generally cemented by silica and hematite.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 28

Arroyos in the property area are generally the surface expression of faults. Faults mainly strike northeasterly to northerly and dip steeply to the west or are sub-vertical; however a few easterly striking faults were mapped. A subsidiary set of structures strikes northwesterly and dips steeply to the northeast. Fault zones are up to 5 m wide and are marked by moderate to intense clay alteration of crushed and broken rock. Silica alteration and/or quartz veining is less common along the faults.

The individual rock units are less than 100 meters thick. Bedding is absent or rare, especially within the coarse fragmental rocks units. The orientation of the rock units is therefore often difficult to determine. However, the rocks appear to strike northwesterly and dip steeply in the southeastern part of the property. Beds observed on the western side of La Palma claim strike northerly and dip easterly at shallow angles.

A series of northerly striking, normal faults form a dominant structural trend in the La Palma property. The northerly striking shear systems are comprised of a series of sub-parallel, normal faults of regional extent. The more important faults within this structural set are the El Tejon and La Soledad to the east and Cueva Blanca to the west. El Tejon shear system can be traced for approximately 2.5 km, and La Soledad fault system for a .1.2 km from the central portion on La Palma claim (Figures 7.3, 7.4 and 7.5).

7.3 Property Mineralization.

The mineral deposits of the La Palma property are structurally controlled and hosted in andesitic rocks and consist of epithermal veins hosted within northerly trending fault structures. Quartz-Barite veins and sulphide/precious metal mineralization may be the results of fluids generated during the emplacement of granitic intrusions within the Lower Series rocks. Hydrothermal alteration is common in the area with zones of intense silicification and lesser argillic alteration associated to the veins. Sericite, chlorite and epidote alteration assamblages are locally important. Disseminated pyrite is ubiquitous within the altered rocks.

Silver-gold mineralization in the La Palma property occurs mainly in a variety of quartz-vein types that are controlled by fractures, faults and other brittle structures. The principal mineral occurrences of the region are comprised of epithermal quartz veins containing gold, silver with minor lead and zinc. The mineral zones were formed by hydrothermal solutions with temperatures ranging between 100 and 350° C and moderate to high pressures. The quartz veins generally occupy north trending fault structures with low dip angles. Sulfides within the mineralized structures containing pyrite, argentite, galena, sphalerite, some chalcopyrite, and silver sulfosalts and occur associated to quartz, barite and calcite as gangue minerals.

The main focus of Arriba’s exploration at La Palma is to find a near-surface, high-grade silver-gold deposit similar to those mined underground methods at Batopilas. The La Palma property is a “grassroots” exploration project that has not been tested by drilling. Gold and silver mineralization has only been identified on surface outcrops, in some pits and trenches and in the shallow historic workings of the El Tejon and La Soledad veins (Figures 9.1, 9.3, 9.4, 9.5 and 9.6). The La Palma property is being explored for a mineral deposit with veins that would be mined possibly, by an underground project. However, due to the lack of drilling or other sub-surface data, it is not possible to quantify the length, width, depth or continuity of any potential mineralization at this time.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 29

In the property three main mineralized structures were located, sampled and mapped which are from west to east: Cueva Blanca, El Tejon and La Soledad (Figures 7.4 and 7.5). These structures have the same general trend of 60-85° NW with dips between 45-60° SW, length from 150 to 2,500 m and width from 0.60 cm to 15.00 m. Several veins and veinlets also found in the area which are filled with drusy quartz and chalcedony and contain disseminated pyrite.

Figure 7.4. Simplified Geology and some geochemical rock samples collected by GEOMAPS in September and October 2011. Appendices A, B, C and D.

To date at the La Palma property two major mineralized drill target veins are considered: El Tejon and La Soledad. The El Tejon vein is the most important structure; crops out intermittently over 2.5 km in length reaching up to 15 m width. The mineralization of the vein is composed of argentite with minor quantities of galena-sphalerite in a gangue of quartz, barite and calcite. This vein strikes 75-85° NW and dips 60° W. The La Soledad quartz rich structure outcrops intermittently over 1.2 km exhibiting in some trenches up to 6 m in width and visible mineralization with argentite and traces of galena-sphalerite. The La Soledad vein strikes 45-85° NW and dips 60° W.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 30

Figure 7.5. La Palma property. Geology map showing the principal vein targets.

Reconnaissance geochemical channel sampling carried out recently by Geomaps (Appendices A, B, C and D) as well as samples of the quartz veins collected by myself (Appendices F and G) show that the best of the silver values rage between 60 to 394 g/t on the El Tejon vein and between 600 to 3,330 g/t on the La Soledad vein. As it is common in the district, it is deduced that the quartz veins have been emplaced in three episodes: the first episode of barren quartz veins followed by a second episode of barite-calcite hosting lead and zinc values and the final episode of quartz hosting silver-gold values.

The Palma property occurs within an extensive area of superficial hydrothermal alteration. The overburden, which covers some 80% of the immediate area, is a medium to light-reddish oxide zone with localized white to light-grey argillic zones. Locally, within the structures, the bedrock is altered to variable degrees of argillic and propylitic alteration. The more intense argillic alteration may be accompanied by wide silification and, at times quartz stringers – commonly as a stockwork. The argillic alteration is often masked by a heavy dark brown to brackish oxide stain which may be pervasive. Silicification occurs to variable degrees with disseminated pyrite. The propylitic alteration outstands where the choritic andesites exhibit localized quartz veins and occasional blebs and patches of sulphides. Introduction of epithermal quartz into the brecciated vein resulted in a general silicification and coxcomb quartz veinlets.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 31

Figure 7.6. Location of some geochemical rock samples collected by GEOMAPS in September and October 2011. Appendices C and D.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 32

8.0 deposit types.

Epithermal Silver-Gold,

The primary exploration target at La Palma property, is a low-sulphidation epithermal silver-gold veins system. Low-sulphidation vein systems are characterized by low sulphide content, high gold/silver grades, quartz-barite-sericite hydrothermal alteration mineralogy, and lack of extensive wall-rock alteration. The classic idealized model for these systems, as proposed by Buchanan (1981), consists of sub-vertical veins that gives way upwards into a mushroom-shape sub-horizontal “silica-cap” at or near the paleo-surface (Figure 8.1). Epithermal silver-gold deposits form at shallower crustal levels than porphyry copper-gold systems. Deep in the epithermal system, the veins have relatively low precious metal to base metal ratios, but this ratio increases higher in the system to point where base metal sulphides and pyrite are often present in only minor amounts. In some cases, such as the famous Comstock Lode in Nevada, the veins contain high grade or “bonanza” shoots with elevated silver or silver-gold grades. The highest levels in the system, including the “silica-cap”, commonly have anomalous mercury, arsenic and antimony geochemical values with low precious and base metal contents.

Figure 8.1. Epithermal Vein Model – Buchanan, 1981.

Epithermal deposits can be divided in to low and high sulphidation based on gangue, ore mineralogy and mineral alteration assemblage which resulted from the interaction of different ore fluids with the host rocks and groundwaters. Low sulphidation deposits are in turn further divided according to mineralogy that is related to the depth and environment of formation; while high sulphidation systems vary with depth and permeability controls and are distinguished from several styles of barren acid alteration systems.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 33

Low sulphidation epithermal silver-gold deposits develop from dilute near-neutral pH fluids and are divided into two groups: a) those displaying mineralogy derived from a magmatic source (arc low sulphidation); b) those with mineralogy produced by circulating geothermal fluids (rift low suphidation). The former are classed with decreasing depth as quartz-sulphide-(Au+Cu), passing to polymetallic-(Au+Ag) veins, carbonate-base metal Au and to the shallowest epithermal quartz-(Au+Ag). These ore types are zoned with shallower styles overprinting the deeper. Low sulphidation adularia-sericite epithermal Au-Ag systems comprise the rift low sulphidation style. These are dominated by gangue mineralogy deposited from meteoric water derived geothermal fluids, typically formed in rift settings.

The geology and the style of mineralization al La Palma are similar to those of other silver producing districts in the Sierra Madre Occidental Belt. The following discussion is intended to provide examples of mining districts that have geology and mineralization similar in general style to those at The La Palma property. There is no intention to draw direct comparisons between La Palma and any other mining district or property. The author has not been able to verify the information mentioned below and is not necessarily indicative of the mineralization on the La Palma property that is the subject of this technical report.

In México, Guadalupe y Calvo district in Chihuahua and Topia and Tayoltita districts in Durango, have numerous mineralized veins hosted in the underlying the Sierra Madre Occidental ignimbrite “cap”. Guadalupe y Calvo (119 km SW) is somewhat unusual, with a low silver-gold ratio 20:1. The veins in this district have produced more than two million tons of ore. Topia (217 km SW) is a classic poly-metallic fissure vein district. It has a rich production history with 1.3 million tons of ore produced since 1950 yielding 15.5 million ounces of silver roughly 18,500 ounces of gold and 8% combined lead and zinc grades.

The Tayoltita mine in the San Dimas district, located approximately 350 km southwest of the La Palma property, has a historic silver-gold ratio of about 80 to 100:1 and production of roughly 30 million tons from over 80 veins. The three deposits in the San Dimas district (Tayoltita, Santa Rita and San Antonio) are high grade, low sulphidation, silver-gold-epithermal vein deposits characterized by adularia-sericite alteration. The proven and probable mineral reserves at the San Dimas district are reported to be approximately 3.25 million tons at 421 g/t Ag. The total inferred mineral resources, are reported to be 17.3 million tons at an average grade of 321 g/t Ag (Silver Wheaton Corp. 2009 News Release).

9.0 EXPLORATION

9.1 Introduction

During October 12-15, 2010, Geomaps’ geologist Hipólito Monje and DC Drilling CEO Paul Elloway conducted a field trip in order to make a reconnaissance of the geology and mineralization of the property and took 8 rock chip-channel samples (Figure 9.1, Appendix A and B).

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 34

Figure 9.1. Trench and decline at the La Soledad vein at UTM 214,838 - 2’965,559. GEOMAPS sample 122162 collected at this location assayed 3,330 g/t Ag, while sample 122163, taken from a shallow pit at the east end of the trench, assayed 3,060 g/t Ag (Appendices B and D).

Later on June 17 2011, Minera Arriba S.A. de C.V., a wholly owned subsidiary of Arriba Resources Inc. entered into an option agreement with Minas de Alta Ley La Palma S.A. de C.V. to acquire up to 80% interest in the two claims comprising the La Palma property. Afterwards, Geomaps S.A. de C.V. did an initial exploration work which included (i) geological mapping and prospecting, (ii) reconnaissance geochemistry through channel sampling and (iii) rehabilitation the access road from San Ignacio to La Palma property (16 km) and construction of new roads (8 km) for the drilling exploration program (Figure 9.2). The three components of this initial phase were completed by December 2011 at a total cost of US$107,254 (Appendix G).

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 35

Figure 9.2. Photo showing the rehabilitation road in progress from San Ignacio village to La Palma property.

9.2 Geological Mapping & Prospecting.

This initial reconnaissance exploration program was completed under the direction of geologist Hipolito Monje. The program began on September 3rd 2011 and was finished on October 30th 2011. It involved a geological mapping (Figures 7.3, 7.4 and 7.5) and prospecting to locate areas with significant quartz veining. Old workings and pits were examined and sampled, including those at the Tejon and La Soledad mines (Figures 9.1, 9.3, 9.4, 9.5 and 9.6). Ongoing mapping and prospecting will continue into 2012.

9.3 Assay Channel Sampling

Geologist Jose Yael Ocampo collected a total of 269 chip channel samples to test the possibility that high-grade, silver-gold mineralization may be present (Figures 7.4, 7.6, 9.7 and 9.8; Appendix B & D). Channel samples up to 1 m long were taken (Appendix A & C); these included the various types of quartz vein material as well as the hydrothermally altered wall-rock adjacent to individual veins. The assay results (Figures 9.7 and 9.8; Appendix B & D) revealed a number of localities underlain by andesitic rocks with significant amounts of silver mineralization. Based on the encouraging assay results, Arriba´s decided to continue its search for a silver-gold deposit.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 36

In December 2011, the author, as part of the NI 43-101 visit, collected tree (3) rock samples that were submitted for assay (Appendix E). These samples are anomalous in silver with values ranging from 65 g/t to 350 g/t (Appendix F).

Figure 9.3. El Tejon Vein. Sample 136262 collected by the author at UTM 214,202 - 2’964,391 assayed 122 g/t Ag (Appendix F).

Figure 9.4. Photo showing the scattered workings comprising the so-called El Tejon Vein. Sample 136263 collected by the author at UTM 214,227 - 2’964,417 assayed 65 g/t Ag (Appendix F).

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 37

Figure 9.5. Trench and decline in the La Soledad vein at UTM 214,786 - 2’965,570. This is the location of sample 136264 collected by the author and assayed 350 g/t Ag (Appendix F).

Figure 9.6. Photo showing part of the scattered workings located at the so-called La Soledad Vein at UTM 214,786 - 2’965,570.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 38

Figure 9.7. Summarized Silver values (Block II) of some geochemical rock samples collected in September and October 2011. Appendices C and D.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 39

Figure 9.8. Summarized Silver values (Block III) of some geochemical rock samples collected in September and October 2011. Appendices C and D.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 40

9.4 Sampling Method and Approach

There is nothing known about who completed the small-scale historic silver-gold mining on the La Palma property or if any systematic sampling or exploration were done prior to Arriba´s acquiring the claims.

Geomaps employees Hipolito Monje and Yael Ocampo recently completed a reconnaissance litho-geochemical sampling program over parts of the La Palma property, and the results of this work are summarized in Figures 9.7 and 9.8; Appendices B and D. The aim was to discover areas with significant silver-gold-bearing quartz veins that could then be explored in more detail as a potential targets. This preliminary program involved collecting two hundred and sixty-nine (269) chip-channel samples (Appendix C) of various lengths (the majority less than 2.00 m) that focused mainly on better exposed areas in the central parts of the property (Figures 7.4 and 7.6). These channel samples are believed to be representative of the potential mineralization because each sample included both the veins and the adjacent andesite wall rock. The assay results from this initial program (Appendices B and D) established that the property has significant potential for hosting high-grade, silver-gold mineralization suitable for underground mining.

Subsequently, in December 2011, as part of the author’s 43-101 due-diligence visit, three (3) channel rock samples were collected (Appendix E). Unlike the previous program completed by Hipolito Monje and Yael Ocampo, these were not channel samples but instead represented quartz vein material and the immediately adjacent wall rock, mostly taken from vein outcrops. As such, there is a sample bias, however these samples proved the localized existence of high-grade silver mineralization, with assays up to 300 g/t Ag (Appendix F).

All samples were placed in clean plastic sample bags and held in safe storage until they were submitted for assay analysis.

The author is confident that the sampling methods employed by the Geomaps’ employees during the recent preliminary sampling program were correct. The samples were delivered to ALS Chemex Laboratories at Chihuahua, Mexico (Telephone 614 417 9728). The samples were analyzed by for Fire Assay gold (Au-AA24) and multi-element ICP analyses (ME-ICP41).

10.0 DRILLING

There is no evidence that any drilling has ever been done on La Palma Silver - Gold property.

11.0 SAMPLE PREPARATION, ANALYSES AND SECURITY

The litho-geochemical rock samples collected by Hipolito Monje-Yael Ocampo and later by the author were securely delivered to the ALS Chemex Laboratories at Chihuahua, Mexico (Telephone 614 417 9728). ALS Laboratory Group’s Mineral Division, ALS Chemex, has developed and implemented a Quality Management System (QMS) designed to ensure the production of consistently reliable data. The system covers all laboratory activities and takes into consideration the requirements of ISO standards. The QMS operates under global and regional Quality Control (QC) teams responsible for the execution and monitoring of ALS Chemex’s various Quality Assurance (QA) and Quality Control programs in each department, on a regular basis. Audited both internally and by outside parties, these programs include proficiency testing of a variety of parameters, ensuring that all key methods have standard operating procedures (SOP’s) that are in place and being followed properly, and ensuring that quality control standards are producing consistent results. Most ALS Chemex laboratories worldwide are registered or are pending registration to ISO 9001:2000, and a number of analytical facilities have received ISO 17025 accreditations for specific laboratory procedures.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 41

Arriba Resources Inc. is independent from, and has no financial interest or holdings with the ALS Laboratory Group. Arriba Resources Inc. relationship with ALS is that of an independent paying customer requiring reliable and meticulous assay work.

The submitted samples were crushed in a jaw crusher and then crushed further in a hammer mill. They were then split to obtain a 100 g “sub-fraction” which was then pulverized in a ring pulverizer. A 50 g sample weight was digested with aqua regia and silver-gold was determined by Fire Assay with atomic absorption finish (Au-AA24).

Regarding the samples collected by Geomaps’s geologist, the author is fully confident that the collection, preparation, security and analytical procedures involved were of high and trustworthy standards.

12.0 DATA VERIFICATION

On December 2011, as part of the author’s 43-101 visit, three (3) chip rock samples were collected (Appendix E). These were not channel samples but instead represented selective quartz vein material, taken from veined outcrops. Consequently, there was sample bias, although the main aims of the author’s sampling was to verify the presence of silver in the quartz veins and to compare the assay results with those obtained during Geomaps’s previous channel sampling program (Appendices B & D). The author’s sample assays (Appendix f) confirm the presence of silver mineralization with assays around 350 g/t Ag. The assay results of the earlier Geomaps’ channel sampling (Appendices B and D) show higher silver values with a maximum of 3,330 g/t Ag; despite this difference in Ag results, they do indicate that the La Palma deposit has potential for silver mineralization, and that exploration should continue. Based on the comparative results between, the author and the Geomaps rock chip samples collected at the La Palma property, the author is satisfied the suitable data verification achieved.

No quality control procedures were applied, such as inclusion of blanks and silver standards with the 3 rock samples collected by the author (Appendix E & F). However, ALS Chemex laboratory did perform duplicates assays and assays on their own internal standard samples.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 42

13.0 MINERAL PROCESSING AND METALLURGICAL TESTING

The La Palma property is a grassroots-stage exploration project with no known mineral reserves or resources. To the author’s knowledge, there has been no historic mineral processing or metallurgical testing on any of the La Palma property silver-gold mineralization.

14.0 MINERAL RESOURCE ESTIMATES

There is no current National Instrument 43-101 compliant resource or reserve estimate for any of the silver-gold mineralized areas on the La Palma Property.

15.0 MINERAL RESERVE ESTIMATES

There is no current National Instrument 43-101 compliant resource or reserve estimate for any of the silver-gold mineralized areas on the La Palma Property.

16.0 MINING METHODS

Not applicable for this technical report.

17.0 RECOVERY METHODS

Not applicable for this technical report.

18.0 PROJECT INFRASTRUCTURE

Not applicable for this technical report.

19.0 MARKET STUDIES AND CONTRACTS

Not applicable for this technical report.

20.0 ENVIRONMENTAL STUDIES, PERMITTING AND SOCIAL OR COMMUNITY IMPACT

No environmental studies have been conducted at La Palma because they have not been required for the work completed to date. However, environmental and surface access permits are required for the planned exploration involving drilling, trenching and new road construction. Because the surface land is owned by farmers, surface access permits are readily obtainable by contacting the respective owners in a timely fashion. An “Informe Preventivo” (Preliminary Environmental Assessment Report), as required for reconnaissance drilling and road rehabilitation, is typically obtainable within 90 days from filing with the Mexican environmental authority (SEMARNAT). Further work, such as systematic drilling or any type of construction that involves removal of vegetation, requires an “Estudio Tecnico Justificativo” (a detailed environmental assessment report), which is also filed with SEMARNAT and typically granted within 120 days from submittal.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 43

As the property is in a desert area that is very sparsely populated, no significant social or community impact is foreseen by the exploration proposed in this report.

21.0 CAPITAL AND OPERATING COSTS

Not applicable for this technical report.

22.0 ECONOMIC ANALYSIS

Not applicable for this technical report.

23.0 ADJACENT PROPERTIES

There are numerous small historic gold-silver workings in the La Palma area (Figure 7.3) although most are not now currently producing mines. The reader is cautioned that there are no reliable production statistics for any of these old workings and that there is no firm evidence that the mineralization occurring at these properties exists at La Palma. The mineralization in many of these mines is dominated by Ag with variable quantities of Au, Pb, Zn and sporadic Cu; in most cases the mineralization is hosted by veins. The old inactive mines include the La Soledad and EL Tejon workings, (Figures 9.1, 9.4, 9.5 and 9.6).

Further afield, the Batopilas region hosts a number of major silver-gold deposits and producers (Figure 7.2). These include Batopilas, El Sauzal, Morelos, El Realito, Satevo, and Urique. The strong similarities between Batopilas and the La Palma property in their host rocks and styles of silver mineralization and hydrothermal alteration suggest that the mine will remain a model for Arriba’s exploration at their La Palma property.

24.0 OTHER RELEVANT DATA AND INFORMATION

The author is not aware of any other relevant material data and information that would result in misleading statements.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 44

25.0 INTERPRETATION AND CONCLUSIONS

The La Palma property is a large area with numerous historic showing. Most of the mineralized structures on the La Palma property are underexplored. The Geomaps’s reconnaissance have obtained anomalous to economic sample results all of the known showings all of which warrant some follow up exploration. Although veins with high-grade silver values (3330 g/t Ag) are found on parts of the historic so-called La Soledad Mine workings, the principal aim of Arriba’s ongoing exploration program at La Palma is to find a near-surface, high-grade, underground tonnage silver-gold deposit.

An initial reconnaissance sampling program at La Palma has already outlined extensive areas south and north of the privately held La Palma Claim (Figure 4.2) that could host this type of high-grade silver-gold mineralization. Further sampling is warranted to determine the continuity of the grade in these locations. Based on the property geology and its location in the silver-rich belt of the Sierra Madre Occidental, Arriba will explore for “veins-related, structurally-controlled” silver-gold deposits similar to those worked at the Batopilas Mining District.

The exploration model is based on the idea that shortly after the emplacement and solidification of the intrusive, silver-gold-bearing hydrothermal fluids resulted in veins in the pluton and in the adjacent or overlying andesitic rocks.

The following conclusions can be made regarding the La Palma property:

●	Despite having widespread silver-gold veins, it is under-explored since it has never been previously drilled or subjected to a serious, modern geochemical or geophysical exploration program.

●	It has widespread vein silver-gold mineralization that generally contains between 60 and 300 g/t Ag. However, one thin vein on the La Palma property at the so-called Cueva Blanca Mine assayed 4.85 g/t Au. Silver mineralization on the La Palma property is locally associated with anomalous values of Au together with lesser values of Pb, Zn and Cu.

●	It is considered to have a good potential for hosting a epithermal, high-grade silver deposit of the Batopilas silver-gold-mine-type for the following reasons:

(1)	It lies within the Silver Belt Chihuahua. This regional zone is an important silver-gold mining region that hosts many major economic silver deposits (Figures 4.4 and 7.1).

(2)	It contains country rock geology, as well as numerous widespread occurrences of brittle-structure-controlled silver mineralization, some of which have been worked to shallow depths by small-scale mining. Moreover, the style of the vein silver mineralization and the sericite-carbonate alteration closely resembles that present at other high-grade mineable deposits in the region, including the Batopilas deposit.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 45

The reader is cautioned that while the La Palma property is believed (for the reasons mentioned above) to have a good potential for hosting mineable high-grade tonnage silver-gold mineralization, the project faces the usual economic risks and uncertainties common to the silver-gold exploration industry worldwide. One major risk is the current volatility in the price of gold and silver, and a significant fall in metal prices would seriously impact the economic viability of any mining operation. Other uncertainties include the slow bureaucracy of the Mexican State and Federal governments regarding granting title and the requirement by Arriba to negotiate with farmers for surface rights.

26.0 RECOMMENDATIONS

A two phase exploration program is recommended to evaluate the potential of the La Palma property. The targets include structurally controlled quartz veins with Ag-Au mineralization often with elevated Pb-Zn-Cu mineralization.

The Phase 1 exploration program that is recommended to explore the targets on the La Palma property, specifically for the El Tejon and La Soledad vein systems, includes the following work:

(1) Building access, road repairs, trenching and preparation of orthophoto and digital topographic maps.

(2) Using the geochemical data obtained from the initial sampling program (Figures 7.4 and 7.6), plot the distribution and abundance of elements other than silver, such as gold, copper, lead and zinc. This data may be useful as a vector for areas with extensive high-grade silver-gold mineralization. In this phase should focus on the better grade samples and increase the trench density in the best areas to determine if ore shoots may be present.

(3) Continue the surface litho-geochemical sampling into areas outside those previously sampled in September-October 2011.

(4) Conduct geological mapping detail over selected areas of economic interest.

(5) Once the final interpretations of the geochemical and geological data are been reviewed, Arriba Resources should carry out a first phase with diamond drill exploration program to test the preliminary targets outlined with the geology and sampling up to date. The Diamond drill targets should include the strike, dip and depth extensions of the exposed veins or structural trends. Care should be taken to try to understand potential ore shoots within the vein structures prior drilling.

All subsequent programs conducted on the La Palma property need QA/QC procedures in place which will include the insertion of standards and blanks into the sample stream in addition to 3rd party duplicates.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 46

27.0 recommendations proposed program & budget

Selected targets should be tested with a phase 1 of Diamond Drilling, which is estimated to cost CDN $1,825,965 (see below).

ITEMIZED COSTS OF THE RECOMMENDED PHASE 1 EXPLORATION AT LA PALMA.

Phase 1

Trenching and road construction.		$82,365
Diamond drilling (10,000 m @ $125/m)		$1,250,000
Project geologist (150 days @ $370/day		$55,500
Camp, meals, transportation & logistics		$61,770
Assays (2,000 samples @ $36/sample)		$72,000
Miscellaneous and contingencies 20%		$304,330
Total phase 1 estimated cost	CDN$	1,825,965

Contingent on the successful completion of Phase I, it is recommended a Phase II exploration program consisting primarily on 8,000 m of diamond drill targets areas defined in Phase I. The Phase II, program as proposed include: follow up geology, geochemistry and sampling in addition to the drilling and is estimated to cost CDN$1,211,660.

Phase 2

Trenching and road construction.		$51,475
Diamond drilling (8,000 m @ $125/m)		$1,000,000
Project geologist (120 days @ $370/day)		$44,400
Camp, meals, transportation		$61,785
Assays (1,500 samples @ $36/sample)		$54,000
Total phase 2 estimated cost	CDN$	1,211,660

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 47

28.0 REFERENCES

Bierlien, F.P., and Crowe, D.E. (2000): Phanerozoic orogenic lode gold deposits. In: Gold in 2000. S.G. Hagemann and P.E. Brown, eds., Society of Economic Geologist, Reviews in Economic Geology, vol. 13, pages 103-139.

Buchanan, L.J., (1981): Precious metal Deposits Associated with Volcanic Environments in the Southwest in “Relations of Tectonics to Ore deposits in the Southern Cordillera” by W. Dickenson and W Payne, Volume XIX, pages 237-262.

Cavey, G., and Gunning, D.R. (2003): Summary Report on the Topia Project, Durango State, Mexico for Great Panther Resources Limited, OreQuest Consultants Ltd., Nov 20, 2003.

Clark, K.F. (1986): Summary of the lithology, tectonic framework and metallic deposits in Sierra Madre Occidental, North-western Mexico.

Clark, K.F. and Melendez Luis R. (1991): Gold and Silver Deposits in Mexico.

Ericksen, G.E. and Cunningham, C.G. (1993): Epithermal Precious-Metal Deposits Hosted by Neogene and Quaternary Volcanic Complex in the Central Andes. GAC Special Paper 40, Mineral Deposit Modelling, pages 419-431.

Groves, D.I., Goldfarb, R.J., Gebre-Mariam, M., Hagemann, S.G., and Robert, F. (1998): Orogenic gold deposits: A proposed classification in the context of their crustal distribution and relationship to other gold deposit types. Ore Geology Reviews, vol 13, pages 7-27.

Lang, J.R., Baker, T., Hart, C., and Mortenson, J.K. (2000): An exploration model for intrusion-related gold systems. Society of Economic Geologists Newsletter, no. 40, pages 1.6-14.

Lang, J.R., and Baker, T. (2001): Intrusion-related gold systems: The present level of understanding. Mineral Deposit, Vol 36, pages 477-489.

Loucks, Robert R., Lemish, Jhon and Damon, Paul E. (1988): Polymetallic Epithermal Fissure Vein Mineralization, Topia, Durango, Mexico: Part I. District Geology, Geochronology, Hydrothermal Alteration and vein Mineralogy. Bulletin of Economic Geology Vol. 83 pages 1499-1528.

Loucks, Robert R., Petersen, Ulrich (1988): Polymetallic Epithermal Fissure Vein Mineralization, Topia, Durango, Mexico: Part II. Silver Mineral Chemistry and High Resolution Patterns of Chemical Zoning in Veins. Bulletin of Economic Geology Vol. 83 pages 1529-1559.

Rhys, D., and Lewis, P. (2004): Gold vein deposits: Turning geology into discovery. BC and Yukon Chamber of Mines Cordilleran Exploration Round-up, 2004, January 24-25th, 2004, 190 pages.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 48

29.0 DATE & AUTHOR SIGNATURE

Endorsed by Qualified Persons:

Porfirio J. Pinto, Doctor of Sciences.

Registered Professional Geologist, License No. 01365

Mining and Metallurgical Society of America. (MMSA)

Dated this 25th day of April 2012

30.0 CERTIFICATE OF AUTHOR

Porfirio J. Pinto, Ph. D. P. Geo.

Av. Lomas Altas 253, Col. Loma Alta C.P. 78210, San Luis Potosí, S.L.P. México.

Telephone (52) 1 444 813 6590.

Email: pjpinto@prodigy.net.mx

I, Porfirio Julio Pinto, a Registered Geologist and a Certified Professional Geologist, do hereby certify that:

I am currently employed as a consulting geologist to the mining and mineral exploration industry, therefore, in order to undertake a field examination of the La Palma property in Chihuahua, Mexico, and write this NI 43-101 technical report, I was temporarily retained by Arriba Resources Inc., at Suite 2402-1277 Melville Street, Vancouver, BC, V&E 0A4 as an independent consulting geologist.

I graduated with an Engineer in Geology degree from the San Agustin University, Arequipa-Peru, in 1962, the Master’s degree at Harvard University, U.S.A. in 1966, and a Doctor in Sciences degree at Universidad Nacional Autonoma de Mexico (UNAM) in 2008.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 49

I am a member of the Society of Economic Geologists No. 631950 and the Mining and Metallurgical Society of America No. 01365QP, Sociedad Geologica Mexicana (SEG) No.0146, Asociacion de Ingenieros de Minas, Metalurgistas y Geólogos de Mexico No. 3334.

I am registered as a Qualified Professional (QP) by the Mining and Metallurgical Society of America with the No. 01365QP.

I have been working continuously since my graduation at the University as an employee in the mining and exploration as a geologist for a period of 20 years in Peru and Mexico, later on I have been working as a Consultant Geologist, always in the mining and exploration business for almost 20 years. The last 10 years I have been working as scientist for the Mexican government at the Instituto Potosino de Investigación Científica y Tecnológica (IPICYT) where I did investigation work on all types of ore deposits: Vein structures of low and high sulfidation types, volcanogenic deposits (VMS), skarn type deposits, M.V.T, deposits, Porphyry copper type deposits, mantos and irregular orebodies, etc.

I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101. The Technical Report is based upon my personal review of the information provided by the issuer. My relevant experience for the purpose of the Technical Report is:

●	Resercher at the Economic Geology Department at IPICYT. Mexico, 2001-2011

●	Exploration Manager for Outokumpu Mines-Mexico, 1991-2000.

●	Exploration and Mining Exploration Manager for Negociacion Minera Santa Maria de la Paz, 1985-1990.

●	Consultant Geologist for Exploration of Ore Deposits for Mexican and international Mine Companies, 1979-1984.

●	Exploration Manager for Central Mexico for Servicios Industriales Peñoles, 1974-1978.

●	Exploration Manager for Cerro de Pasco-Peru.1967-1973.

●	Experience in the above positions working with and reviewing resource estimation methodologies, in concert with resource estimation geologies and engineers.

I am fully responsible for all items in this document and for the preparation of all sections of this document titled “La Palma Property, Chihuahua State, northern Mexico” and dated (the “Technical Report”). I visited the La Palma Property on the 13th of December 2011.

I have not had any prior involvement with the property that is the subject of the Technical Report.

As of the 25th day of April 2012, I am not aware of any material fact or material changes with respect to the subject matters of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 50

I am independent of the issuer applying all the tests in section 1.5 of the National Instrument 43-101.

I have read National Instrument 43-101 and Form 43-101Fl, and the Technical Report has been prepared in compliance with that instrument and form.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in public company files on their websites accessible by the public, of the Technical Report.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 51

31.0 APPENDICES

Appendix A: Location and sample description of 8 rock chip samples taken by GEOMAPS S.A. DE C.V. from the La Palma property, October 2010

Sample	UTM	UTM	Channel
Number	East	North	Width(m)	Description.
122156	213,579	2,965,539	1.00	Qz. Vnlts Bx
122157	213,580	2,965,539	0.30	Qz. Vnlts Bx
122158	213,582	2,965,540	1.00	Qz. Vnlts Bx
122159	213,583	2,965,541	1.00	Qz. Vnlts Bx
122160	214,221	2,964,387	1.00	Qz. Vnlts Bx
122161	214,838	2,965,559	2.20	Qz. Vnlts Bx
122162	214,838	2,965,559	2.00	Qz. Vnlts Bx
122163	214,838	2,965,559	1.50	Qz. Vnlts Bx

Appendix B: Assay results for the 8 rock samples collected from the La Palma property, October 2010. Anomalous values in BOLD.

METHOD	Au-AA24	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	Ag-GRA21
Sample	Au	Ag	Cu	Pb	Zn	Ag
Number	Ppm	Ppm	ppm	ppm	ppm	Ppm	LOCATION AREA
122156	0.14	2.4	257	3	71		CUEVA BLANCA VEIN
122157	4.27	>100	529	270	425	126	CUEVA BLANCA VEIN
122158	0.11	7	83	18	110		CUEVA BLANCA VEIN
122159	0.06	4.1	304	21	108		CUEVA BLANCA VEIN
122160	0.03	>100	1180	1405	2450	167	EL TEJON VEIN
122161	0.01	>100	3940	2820	1065	3330	LA SOLEDAD VEIN
122162	<0.005	>100	3910	>10000	970	3060	LA SOLEDAD VEIN
122163	<0.005	>100	617	4740	1190	601	LA SOLEDAD VEIN

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 52

Appendix C: Location and sample description of 269 rock chip samples taken by GEOMAPS S.A. DE C.V. from the La Palma property, September and October 2011

Sample	UTM	UTM	Channel
Number	East	North	Width(m)	Description.
36851	214,229	2,964,416	1.40	Qzo>Ba-Ca, Cly-Haem.
36852			1.00	Qzo>Ba-Ca, Cly-Haem
36853			1.00	Qzo>Ba-Ca, Cly-Haem
36854			1.50	Qzo>Ba-Ca, Cly-Haem
36855			1.50	Qzo>Ba-Ca, Cly-Haem
36856	214,253	2,964,421	1.70	Alto Estructura con Ca, Arg en Tz, Cobre, Oxidos y Sulfuros
36857			1.20	Alto Estructura con Ca, Arg en Tz, Cobre, Oxidos y Sulfuros
36858			1.60	Alto Estructura con Ca, Arg en Tz, Cobre, Oxidos y Sulfuros
36859			2.00	Estructura con Barita, Sílice y Ca; Arg en micro Vlts y parches oxidos
36860			1.80	Estructura con Barita, Sílice y Ca; Arg y Oxidos
36861			1.40	Estructura con Barita, Sílice y Ca; Arg y Oxidos
36862			1.30	Estructura con Barita, Sílice y Ca; Arg y Limonita
36863	214,246	2,964,415	1.00	Estrucutura con Oxidación débil, Barita, Ca y SIL, Arg en Vnlts y diss
36864	214,221	2,964,387	0.90	Estrucutura con Barita cementada por SIL, con Arg y Oxidos
36865			1.00	Estructura con Bx con FR de 1-2 cm cementada con Barita y SIL, Arg y Hem
36866	214,223	2,964,382	1.20	Estrucutura con Barita y SIL, con Arg y Oxidos
36867	214,213	2,964,385	1.30	Bajo Estructura, Andesita con Barita, SIL, Arg y Hematita un 10%
36868			1.60	Bajo Estructura, Andesita con Mod Oxidación, Barita, SIL, Arg y Hematita
36869			1.30	Bajo Estructura, Andesita con Mod Oxidación, Barita, SIL, Arg y Hematita
36870	214,206	2,964,384	1.20	Bajo Estructura, Andesita con Mod Oxidación, Barita, SIL, Arg y Hematita
36871	214,229	2,964,416	1.60	Estructura con Barita, SIL con Arg diss y débil Hematita
36872			1.70	Estructura con Barita, SIL y Ca, con Arg y Oxidos
36873			1.10	Estructura con Barita, SIL y Ca, con Arg y Oxidos
36874			1.30	Estructura con Barita, SIL y Ca, con Arg y Oxidos
36875	214,229	2,964,416	2.00	Estructura con Barita, SIL y Ca, con Arg y Oxidos

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 53

36876	214,229	2,964,416	1.90	Estructura con Bx con FR de 1-2 cm y Barita cementada con SIL; Arg y Hematita
36877	214,220	2,964,415	1.40	Estructura con barita y Sílice, Arg y Hemantita
36878	214,232	2,964,436	1.40	Estructura con barita y Sílice, Arg y Hemantita
36879			1.40	Estructura con barita y Sílice, Arg y Hemantita
36880	214,226	2,964,432	1.00	Estructura con barita y Sílice, Arg y Hemantita
36881			1.60	Estructura con barita y Sílice, Arg y Hemantita
36882			1.40	Estructura con barita y Sílice, Arg y Hemantita
36883	214,230	2,964,437	1.50	Estructura con barita y Sílice, Arg y Hemantita
36884	214,231	2,964,450	0.80	Andesita con micro Vnlts de SIL con Hematita
36885			1.40	Andesita con micro Vnlts de SIL con Hematita
36886	214,226	2,964,448	1.40	Andesita con micro Vnlts de SIL con Hematita
36887	214,229	2,964,456	1.30	Andesita con Fragmentos de Barita, Ca y SIL
36888	214,222	2,964,460	1.60	Andesita con Vnlts de SIL y Barita con Argentita y Oxidos
36889	214,222	2,964,470	1.40	Andesita con Vnlts de SIL y Barita con Argentita y Oxidos
36890			1.50	Andesita con Vnlts de SIL y Barita con Argentita y Oxidos
36891	214,221	2,964,470	1.30	Andesita con Vnlts de SIL y Barita con Argentita y Oxidos
36892	214,220	2,964,472	0.80	Andesita con Vnlts de SIL y Barita con Argentita y Oxidos
36893	214,218	2,964,466	1.30	Andesita con Vnlts de SIL y Barita con Argentita y Oxidos
36894	214,216	2,964,482	1.40	Andesita con Vnlts de SIL y Barita con Argentita y Oxidos
36895	214,211	2,964,483	1.40	Andesita con Vnlts de SIL y Barita con Argentita y Oxidos
36896	214,216	2,964,490	1.50	Estructura con moderada Oxidación Ca, micro Vnlts de SIL y Barita con Arg
36897	214,100	2,964,572	1.30	Estructura con moderada Oxidación, SIL, poca Barita, Ca en druza y Arg
36898	214,103	2,964,576	0.80	Estructura con Alta Oxidación por Hematita con Cu?
36899	214,078	2,964,600	1.00	Estructura con Alta Oxidación por Hematita con Cu?
36900			1.10	Estructura con Alta Oxidación por Hematita con Cu?
36951			1.10	Estructura con Alta Oxidación por Hematita con Cu?
36952	214,084	2,964,607	0.80	Estructura con Alta Oxidación por Hematita con Cu?
36953	214,075	2,964,652	1.10	Andesita con SIL, poca Barita, con Vnlts de oxidos y Arg diss
36954	214,075	2,964,652	1.30	Andesita con SIL, poca Barita, con Vnlts de oxidos y Arg diss

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 54

36955	214,075	2,964,656	1.40	Andesita con SIL, poca Barita, con Vnlts de oxidos y Arg diss
36956	214,076	2,964,651	1.10	Estructura altamente Oxidada con Barita, SIL y Arg
36957	214,079	2,964,654	1.20	Estructura altamente Oxidada con Barita, SIL y Arg
36958	214,114	2,964,618	1.40	Estructura altamente Oxidada con Barita, SIL, Arg y Cu
36959			1.50	Estructura altamente Oxidada con Barita, SIL, Arg y Cu
36960			1.60	Estructura altamente Oxidada con Barita, SIL, Arg y Cu
36961	214,080	2,964,640	1.40	Andesita con Qtz, Stkwk de SIL y Barita
36962			1.20	Andesita con Stkwk de Barita con Tz de Argentita y Oxidación en Fx
36963			1.10	Andesita con Stkwk de Barita con Tz de Argentita y Oxidación en Fx
36964	214,075	2,964,645	0.90	Estructura con Barita y SIL; Oxidación en Vlts, Arg y Tz de Py
36965			1.20	Estructura con Stkwk de Barita con Arg diss y Tz de Py oxidadas por Hematita
36966	214,047	2,964,655	1.10	Estructura con Barita, Py diss altamente Oxidada
36967	214,041	2,964,648	1.00	Andesita con Micro Vnlts de SIL y Barita con halos de Arg
36968			1.10	Andesita con Micro Vnlts de SIL y Barita con halos de Arg
36969	214,042	2,964,654	0.90	Estructura con Barita y SIL con Vnlts de Arg y Oxidos de Hematita
36970			1.00	Andesita con Vlts de Barita y SIL
36971	214,051	2,964,658	1.20	Estructura con Andesita con oxidación, Barita y SIL con Arg
36972			1.30	Estructura con Andesita con oxidación, Barita y SIL con Arg
36973	213,985	2,963,631	1.20	Andesita con Qtz, Ca, Oxidos en Fx y Vnlts de SIL
36974			1.20	Andesita con Qtz, Ca, Oxidos en Fx y Vnlts de SIL
36975	214,026	2,963,609	1.20	Andesita con Oxidación en la matriz y Qtz
36976			1.20	Estructura con Oxidación en Fx, Barita y SIL
36977			1.20	Estructura con Oxidación en Fx, Barita y SIL
36978			0.80	Estructura con Oxidación en Fx, Barita y SIL
36979			1.00	Andesita con Qtz, Micro Vnlts de Oxidos y Hematita en la matriz
36980			1.40	Estructura con Barita, SIL y Oxidos
36981			1.30	Estructura con Barita, SIL y Oxidos
36982	214,032	2,963,608	1.30	Estructura con Barita, SIL y Oxidos
36983	214,048	2,963,617	1.20	Estructura con FR Vnlt en Stkwk de Barita y SIL con Ca y Oxidos en matriz

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 55

36984	214,048	2,963,617	1.30	Andesita Oxidada con parches de Barita y SIL en Vnlts
36985			1.30	Andesita con oxidos en Fx, parches de Barita con SIL
36986	214,054	2,963,617	1.50	Andesita con Vnlts de SIL y Barita con Argentita y Oxidos
36987	214,052	2,963,630	1.30	Andesita con Vnlts de SIL y Barita con Argentita y Oxidos
36988			1.10	Andesita con Stkwk de Barita y SIL con halos de Arg
36989			1.40	Andesita altamente Oxidada con Barita y Qtz
36990	214,052	2,963,644	1.40	Andesita altamente Oxidada con Barita y Qtz
36991			1.00	Andesita altamente Oxidada con Barita y Qtz
36992	214,047	2,963,649	1.20	Andesita con Vnlts de SIL, Barita y Ca con Arg, Oxidos en Fx
36993			1.20	Andesita con Vnlts de SIL, Barita y Ca con Arg, Oxidos en Fx
36994	214,051	2,963,656	1.00	Andesita con Vnlts de SIL, Barita y Ca con Arg, Oxidos en Fx
36995	214,056	2,963,661	1.50	Andesita con Vnlts de SIL, Barita y Ca con Arg, Oxidos en Fx
36996	214,048	2,963,670	1.10	Andesita con Vnlts de SIL, Barita y Ca con Arg, Oxidos en Fx
36997	214,038	2,963,670	1.20	Andesita con Vnlts de Ocidos, parches de SIL y Barita con Arg diss
36998	214,040	2,963,675	1.30	Andesita con Vnlts de Ocidos, parches de SIL y Barita con Arg diss
36999			1.20	Estructura con SIL y Barita con Oxidos
37000	214,039	2,963,680	1.00	Estructura con SIL y Barita con Oxidos
37001	214,039	2,963,678	1.70	Estructura con Vnlts de Ca; SIL y Barita y Arg con Oxidos
37002	214,061	2,963,703	1.10	Estructura con Vnlts de Ca; SIL y Barita y Arg con Oxidos
37003			1.40	Estructura con Vnlts de Ca; SIL y Barita y Arg con Oxidos
37004			1.30	Estructura con Vnlts de Ca; SIL y Barita y Arg con Oxidos
37005			1.20	Estructura con Vnlts de Ca; SIL y Barita y Arg con Oxidos
37006			1.20	Andesita con Oxidación débil, Vnlts de Ca con Barita y SIL, Chl
37007			1.60	Estructura con Barita y SIL con Arg y Tz de Hematita
37008			1.30	Estructura con Barita y SIL con parches de Arg y oxidos en micro vnlts
37009	214,056	2,963,714	1.00	Estructura con Barita y SIL con parches de Arg y oxidos en micro vnlts
37010	214,055	2,963,724	1.35	Andesita con Vnlts de Barita con Ca, Micro vnlts de SIL con oxidos
37011			1.40	Estructura con Ca, Cu y Qtz con Hematita y Oxidos en Fx
37012			1.50	Estructura con Ca, SIL y Barita con Arg en Vnlts

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 56

37013	214,054	2,963,728	1.20	Estructura con Ca, SIL y Barita con Arg en Vnlts
37014	214,052	2,963,815	1.70	Estrucura muy intemperizada, con Barita y SIL
37015	214,055	2,963,818	1.10	Estrucura muy intemperizada, con Barita y SIL
37016			1.20	Estrucura muy intemperizada, con Barita y SIL
37017			1.20	Estrucura muy intemperizada, con Barita y SIL
37018	214,053	2,963,823	1.40	Estrucura muy intemperizada, con Barita y SIL
37019	214,053	2,963,823	1.20	Estrucura muy intemperizada, con Barita y SIL
37020			1.50	Estrucura muy intemperizada, con Barita y SIL
37021	214,060	2,963,848	1.30	Estrucutura altamente oxidada
37022			1.30	Estrucutura altamente oxidada
37023			1.20	Andesita con Qtz y Ca, con Oxidos en Fx y Vnlts de Arg
37024	214,061	2,963,847	1.10	Andesita con Qtz y Ca, con Oxidos en Fx y Vnlts de Arg
37025	214,063	2,963,866	1.00	Estructura con Ca, Barita y SIL, Stkwk de SIL con Arg
37026			1.10	Estructura con Ca, Barita y SIL, Stkwk de SIL con Arg
37027			0.90	Estructura con Ca, Barita y SIL, Stkwk de SIL con Arg
37028	214,071	2,963,884	1.20	Estrucutra Matriz cementada por SIL y Barita con Arg y Vnlts de Ca
37029	214,072	2,963,892	1.40	Estructura con Barita y SIL Arg diss
37030			1.20	Andesita con Barita y SIL con Micro Vnlts de Arg
37031	214,074	2,963,892	1.40	Andesita Oxidada
37032	214,074	2,963,896	1.30	Andesita Oxidada
37033	214,080	2,963,912	1.20	Estructura con SIL, Ca y Barita con Oxidos en Fx y Arg
37034			1.30	Andesita con Vnlts de Barita y SIL de 10 cm
37035	214,080	2,963,912	1.20	Andesita con Vnlts de Barita y SIL de 10 cm
37036	214,081	2,963,930	1.30	Estructura cementada por Barita, Ca y SIL, con débil Oxidación
37037			1.40	Estructura cementada por Barita, Ca y SIL, con Arg diss
37038			1.00	Estructura con Barita y Vnlts de SIL con Argentita y Hematita
37039	214,079	2,963,936	1.30	Estructura con Barita y Vnlts de Argentita y Py oxidada
37040	214,133	2,964,142	1.00	Estructura con Barita y Vnlts de Argentita y Py oxidada
37041	214,133	2,964,142	1.40	Andesita con débil Argilización, Vnlts de Barita y Arg

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 57

37042	214,135	2,964,148	1.30	Estructura con Barita y SIL con Arg y Oxidos
37043	214,139	2,964,144	1.20	Estructura con Barita y SIL con Arg y Oxidos de Hematita
37044			1.20	Estructura con Barita y SIL con Arg y Oxidos de Hematita
37045	214,141	2,964,146	1.30	Estructura con Barita y SIL con Arg y Oxidos de Hematita
37046			1.90	Estructura con Barita y SIL con Arg y Oxidos de Hematita
37047	214,143	2,964,146	1.50	Estructura con Barita y SIL con Vnlts de Arg
37048	214,149	2,964,147	1.10	Estructura con Barita, SIL y Ca, con Arg en Vnlts y Oxidos
37049	214,151	2,964,145	1.40	Estructura con Barita, SIL y Ca, con Arg en Vnlts y Oxidos
37050	214,152	2,964,147	1.50	Estructura con Barita, SIL y Ca con Arg y Cobre
37051	214,156	2,964,152	1.00	Estructura con Barita y SIL, Oxidos en Fx y Hematita moteada, Py y Arg diss
37052	214,158	2,964,154	0.90	Estructura con Barita y SIL, Oxidos en Fx y Hematita moteada, Py y Arg diss
37053	214,163	2,964,152	1.70	Estructura con Barita y SIL, Oxidos en Fx y Hematita moteada, Py y Arg diss
37054			1.50	Andesita con aparente Argilización, Barita
37055	214,171	2,964,152	1.20	Andesita con aparente Argilización, Barita
37056			1.20	Andesita altamente Intemperizada
37057			1.00	Andesita con Vnlts de SIL y Arg diss
37058	214,179	2,964,155	1.00	Andesita con Vnlts de SIL y Arg diss
37059			1.10	Andesita con Vnlts de SIL y Arg diss
37060			1.50	Andesita con Vnlts de SIL y Arg diss
37061			1.00	Estructura intemperizada, Barita, SIL y Arg
37062	214,187	2,964,157	1.00	Estructura altamente intemperizada
37063	214,150	2,964,165	1.00	Estructura con Ca y SIL, con Vnlts de Arg y Oxidos
37064			1.30	Estructura con Ca y SIL, Vnlts de Arg y Hematita y Micro Vnlts de Plomo
37065			1.30	Estructura con Ca y SIL, Vnlts de Arg y Hematita y Micro Vnlts de Plomo
37066			1.20	Estructura con Ca y SIL, Vnlts de Arg y Hematita y Micro Vnlts de Plomo
37067	214,154	2,964,160	1.10	Estructura con Ca y SIL, Vnlts de Arg y Hematita y Micro Vnlts de Plomo
37068	214,189	2,964,167	1.20	Estructura Intemperizada con Barita, Ca y SIL y Vnlts de Arg
37069			1.20	Estructura Intemperizada con Barita, Ca y SIL y Vnlts de Arg
37070	214,188	2,964,169	1.10	Estructura Intemperizada con Barita, Ca y SIL y Vnlts de Arg

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 58

37071	214,184	2,964,176	1.60	Estructura altamente intemperizada
37072	214,172	2,964,183	1.20	Estrucura con SIL, Ca y Barita con Vnlts de Arg y Chl
37073			1.10	Estructura con Oxidación débil, con SIL y Ca, Arg y Hematita
37074	214,174	2,964,191	1.10	Estructura con Oxidación débil, con SIL y Ca, Arg y Hematita
37075	214,167	2,964,198	1.40	Estructura con Ca y SIL con Vnlts de Arg
37076			1.30	Estructura con Ca y SIL con Vnlts de Arg
37077			1.30	Estructura con Ca y SIL con Vnlts de Arg
37078			1.30	Estructura con Ca y SIL con Vnlts de Arg
37079	214,170	2,964,208	1.30	Estructura con Barita y SIL, Oxidos y Arg
37080	214,182	2,964,229	1.50	Estructura con Barita y SIL, Oxidos y Arg
37081			1.40	Estructura con Barita y SIL, Oxidos y Arg
37082			1.30	Estructura cementada por Barita y SIL, Arg
37083			1.30	Estructura cementada por Barita y SIL, Arg
37084			1.30	Andesita con Modera Argilización, Barita y SIL, diss de Arg
37085	214,174	2,964,234	1.40	Estructura con Oxidos en Fx, cementada por Barita y SIL, Arg en parches
37086	214,164	2,965,187	1.00	Andesita con Limonita, SIL y Barita, Arg diss
37087			1.30	Andesita con Vnlts de SIL con Sulfuros y hematita
37088			1.20	Estructura con SIL y Barita , Arg en diss
37089	214,154	2,965,187	1.10	Estructura con SIL y Barita , Arg en diss
37090			1.10	Estructura con SIL y Barita , Arg en diss
37091	214,150	2,965,188	1.20	Andesita con Arg de minerales, SIL y Barita con Arg en Vnlts
37092	214,145	2,965,181	1.00	Estructura con SIL y Barita, con Oxidos en Fx y Vnlts de Arg
37093	214,128	2,965,242	1.30	Andesita con Limonita, Vnlts de SIL con sulfuros y oxidos
37094			1.30	Andesita con Limonita, Vnlts de SIL con sulfuros y oxidos
37095	214,124	2,965,239	1.20	Andesita con Limonita, Vnlts de SIL con sulfuros y oxidos
37096	214,119	2,965,240	1.40	Andesita con Limonita, Vnlts de SIL con sulfuros y oxidos
37097	214,115	2,965,254	1.30	Estructura con FR cementada con Stkwk
37098			1.20	Estructura con Barita y SIL con Vnlts de Arg y Oxidos
37099	214,112	2,965,255	1.10	Estructura con Barita y SIL con Vnlts de Arg y Sulfuros

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 59

37100	214,114	2,965,248	1.40	Andesita con dis de Py oxidada y diss de Arg
37101	214,093	2,965,295	1.20	Andesita con débil Argilización y diss de Py
37102	214,096	2,965,248	1.30	Andesita con minerales Argilizados con Vnlts de SIL con sulfuros
37103	214,094	2,965,303	1.40	Andesita con minerales Argilizados con Vnlts de SIL con sulfuros
37104			1.40	Andesita con minerales Argilizados con Vnlts de SIL con sulfuros
37105	214,094	2,965,304	1.20	Andesita con diss de Arg
37106	214,080	2,965,356	1.20	Estructura con Limonita, Oxidos en Barita diss de Sulfuros y Arg en Tz
37107	214,077	2,965,356	1.10	Estructura con Tz de Sulfuros y Hematita, Vnlts de SIL con Arg
37108	214,072	2,965,437	1.10	Estructura con Tz de Sulfuros y Hematita, Vnlts de SIL con Arg
37109			1.00	Estructura con Tz de Sulfuros y Hematita, Vnlts de SIL con Arg
37110	214,074	2,965,438	0.90	Andesita con Vnlts en Stkwk Barita con SIL y diss de Sulfuros y Arg
37111	214,077	2,965,502	1.60	Estructura con Ca, Qtz y diss de Py y Argentita con Limonita
37112	214,076	2,965,503	1.50	Estructura con Ca, Qtz y diss de Py y Argentita con Limonita
37113	214,080	2,965,509	1.30	Andesita con Oxidos, Qtz y Arg diss
37114	214,085	2,965,506	1.50	Andesita con Oxidos, Qtz y Arg diss
37115	214,087	2,965,508	1.10	Andesita con Oxidos, Qtz y Arg diss
37116			1.60	Andesita con Mvnlts de SIL con Arg y Py diss en la roca
37117	214,092	2,965,514	0.90	Andesita con minerales Argilizados y Vnlts de SIL con Arg
37118	214,091	2,965,514	1.30	Andesita con minerales Argilizados y Vnlts de SIL con Arg
37119			1.50	Andesita con minerales Argilizados y Vnlts de SIL con Arg
37120	214,093	2,965,517	1.40	Andesita con minerales Argilizados y Vnlts de SIL con Arg
37121	214,095	2,965,518	1.30	Andesita con Vnlts de SIL con Arg
37122			1.50	Andesita con Vnlts de SIL con Arg
37123	214,102	2,965,517	1.10	Andesita con Py lixiviada
37124	214,096	2,965,518	1.10	Andesita con Py lixiviada
37125	214,103	2,965,535	1.30	Andesita con Micro Vnlts de SIL y Arg
37126	214,778	2,965,582	0.90	Andesita con Veta de Barita con SIL y Arg, diss de Oxidos, Jazpe
37127	214,780	2,965,578	1.20	Andesita con Qtz , puntos diss de Arg y Py lixiviada
37128	214,780	2,965,578	1.10	Andesita con micro Vnlts de Sulfuros y diss de Arg

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 60

37129	214,783	2,965,579	1.00	Andesita con micro Vnlts de Sulfuros y diss de Arg
37130	214,783	2,965,575	1.40	Andesita con Qtz, diss de Arg y Hematita
37131			1.30	Andesita con Parches de Barita y SIL en algunas partes puntos de Hematita
37132			1.10	Andesita con Parches de Barita y SIL en algunas partes puntos de Hematita
37133			1.50	Estructura con FR de 0.2 a 0.5 cm con cementante de Barita y SIL, tz de Arg
37134			0.90	Estructura con FR de 0.2 a 0.5 cm con cementante de Barita y SIL, tz de Arg
37135	214,784	2,965,567	1.30	Andesita con Qtz y Arg diss, con una veta de Barita y SIL con Arg
37136	214,784	2,965,567	1.40	Estructura con FR de 1-1.5 cm cementada por Barita y SIL con Arg y Jazpe
37137			1.60	Estructura con Barita y SIL con Vnlts de Arg y Hematita y Py Oxidada
37138			1.00	Estructura con Barita y SIL con Vnlts de Arg y Hematita y Py Oxidada
37139	214,786	2,965,571	1.10	Andesita con Veta de Barita y SIL, Py y Arg
37140	214,855	2,965,504	1.20	Estructura con Barita y SIL cementando a FR, diss de Arg y Sulfuros
37141			1.40	Andesita con Veta de Barita y SIL, Arg y Py oxidada
37142	214,853	2,965,501	1.30	Andesita con Vnlts de SIL y Barita con Arg
37143	214,860	2,965,496	1.10	Andesita con Veta de 20 cm de Barita y SIL con Vnlts de Arg y Sulfuros
37144	214,861	2,965,497	1.10	Andesita con Veta de 20 cm de Barita y SIL con Vnlts de Arg y Sulfuros
37145	214,859	2,965,490	1.40	Andesita con Vnlts de Barita y SIL con Arg y Py lixiviada en la roca
37146	214,859	2,965,491	1.40	Andesita altamente Intemperizada
37147	214,852	2,965,490	1.10	Andesita con Py lixiviada Vetas de Barita y SIL con Arg y trz de Py
37148	214,857	2,965,488	1.20	Andesita con Py lixiviada Vetas de Barita y SIL con Arg y trz de Py
37149	214,854	2,965,489	1.20	Veta de Barita y SIL
37150	214,856	2,965,489	1.40	Andesita con débil Oxidación Arg diss y Qtz, Vnlts de Barita y SIL
37151	214,871	2,965,498	1.00	Estructura con Vnlts en Stkwk con Barita y SIL, Arg y Hematita
37152			1.00	Estructura con Barita SIL y Arg, Hematita, Oxidos y Cu
37153	214,871	2,965,498	1.80	Estructura con Barita SIL y Arg, Hematita, Oxidos y Cu
37154	214,877	2,965,491	1.20	Estructura con Roca y Veta de Barita y SIL con Arg, Hematita y Oxidos de Sulfuros
37155			1.30	Estructura con Roca y Veta de Barita y SIL con Arg, Hematita y Oxidos de Sulfuros
37156	214,878	2,965,489	1.20	Estructura con Barita y SIL, Arg, Hematita y Jazpe
37157	214,878	2,965,489	1.00	Estructura con Barita y SIL, Vnlts de Arg y Hematita

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 61

37158	214,881	2,965,486	0.90	Andesita con Qtz y Arg en Parches
37159	214,890	2,965,479	0.60	FR cementados por SIL y Barita con Arg, Hematita, Sulfuros y Cu
37160	214,897	2,965,452	0.90	Andesita con Vnlts de Barita y SIL con Arg y Oxidos
37161	214,896	2,965,450	1.20	Andesita con Vnlts de Barita y SIL con Arg y Oxidos
37162	214,906	2,965,440	1.00	Roca altamente Intemperizada
37163	214,923	2,965,436	1.50	Estructura con Barita y SIL, hematita, Arg y Py Oxidada
37164	214,914	2,965,436	1.00	Estructura con Barita y SIL, hematita, Arg y Py Oxidada
37165	214,929	2,965,437	1.00	Estructura con Barita y SIL, hematita, Arg y Py Oxidada
37166	214,906	2,965,440	1.40	Estructura con Roca y Veta de Barita con SIL y Arg
37167	214,874	2,965,299	1.30	Roca altamente intemperizado con Lixiviación de Py y Vnlts de SIL y Arg
37168	214,872	2,965,299	1.20	Roca intemperizada con Vnlts de SIL y Arg diss con hematita
37169	214,868	2,965,291	0.90	Roca intemperizada con Vnlts de SIL y Arg diss con oxidos

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 62

Appendix D: Assay results for the 269 rock samples collected from the La Palma property,

September and October 2011. Anomalous values in BOLD.

METHOD	Au-AA23	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41
Sample	Au	Ag	Cu	Pb	Zn
Number	ppm	ppm	ppm	ppm	ppm	LOCATION AREA
36851	0.06	152	87	447	346	El TEJON VEIN
36852	0.07	68	89	409	283	El TEJON VEIN
36853	0.01	71	73	651	232	El TEJON VEIN
36854	0.01	394	222	1480	409	El TEJON VEIN
36855	<0.005	138	44	259	110	El TEJON VEIN
36856	0.04	11	60	404	985	El TEJON VEIN
36857	0.26	56	60	362	738	El TEJON VEIN
36858	0.05	87	32	202	154	El TEJON VEIN
36859	0.02	21	38	252	371	El TEJON VEIN
36860	0.25	44	53	395	359	El TEJON VEIN
36861	0.07	44	91	557	427	El TEJON VEIN
36862	0.07	92	56	480	213	El TEJON VEIN
36863	0.01	327	208	1350	692	El TEJON VEIN
36864	0.04	100	197	702	448	El TEJON VEIN
36865	0.02	25	126	232	929	El TEJON VEIN
36866	0.01	173	299	510	539	El TEJON VEIN
36867	0.14	184	92	435	171	El TEJON VEIN
36868	0.66	52	237	936	500	El TEJON VEIN
36869	0.01	166	100	373	143	El TEJON VEIN
36870	0.32	7	97	266	127	El TEJON VEIN
36871	<0.005	77	55	228	202	El TEJON VEIN
36872	<0.005	118	71	257	197	El TEJON VEIN
36873	<0.005	210	68	144	300	El TEJON VEIN
36874	<0.005	241	52	198	155	El TEJON VEIN
36875	<0.005	116	52	155	182	El TEJON VEIN

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 63

36876	0.04	31	97	192	610	El TEJON VEIN
36877	0.02	25	34	41	222	El TEJON VEIN
36878	0.03	10	49	550	741	El TEJON VEIN
36879	0.01	14	47	389	753	El TEJON VEIN
36880	0.07	14	61	705	765	El TEJON VEIN
36881	0.14	27	71	513	3190	El TEJON VEIN
36882	0.20	33	80	291	4360	El TEJON VEIN
36883	0.29	64	107	471	430	El TEJON VEIN
36884	0.08	23	79	189	259	El TEJON VEIN
36885	0.05	13	156	350	432	El TEJON VEIN
36886	0.01	2	77	167	667	El TEJON VEIN
36887	0.01	1	25	53	1200	El TEJON VEIN
36888	0.01	2	37	150	1655	El TEJON VEIN
36889	0.04	1	47	247	360	El TEJON VEIN
36890	0.06	2	88	346	1105	El TEJON VEIN
36891	0.06	2	107	257	371	El TEJON VEIN
36892	0.01	1	69	343	382	El TEJON VEIN
36893	0.03	1	79	244	438	El TEJON VEIN
36894	0.03	3	49	195	430	El TEJON VEIN
36895	0.06	8	144	733	986	El TEJON VEIN
36896	0.05	2	60	687	227	El TEJON VEIN
36897	0.03	3	76	1540	533	El TEJON VEIN
36898	0.01	1	16	621	1905	El TEJON VEIN
36899	0.02	1	34	128	103	El TEJON VEIN
36900	0.02	3	153	675	132	El TEJON VEIN
36951	0.01	1	33	385	65	El TEJON VEIN
36952	0.03	2	31	717	44	El TEJON VEIN
36953	0.01	1	35	206	241	El TEJON VEIN
36954	0.02	1	18	242	171	El TEJON VEIN
36955	0.01	1	13	24	251	El TEJON VEIN
36956	0.01	0	15	104	386	El TEJON VEIN

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 64

36957	0.01	1	23	214	234	El TEJON VEIN
36958	<0.005	0	8	41	170	El TEJON VEIN
36959	0.01	1	13	146	333	El TEJON VEIN
36960	0.01	1	9	115	140	El TEJON VEIN
36961	0.01	1	18	152	171	El TEJON VEIN
36962	0.01	1	14	222	236	El TEJON VEIN
36963	0.01	1	15	75	244	El TEJON VEIN
36964	0.06	4	39	69	714	El TEJON VEIN
36965	0.10	13	130	524	1580	El TEJON VEIN
36966	0.22	10	41	403	808	El TEJON VEIN
36967	0.10	30	44	1130	593	El TEJON VEIN
36968	0.07	10	29	692	339	El TEJON VEIN
36969	0.21	12	82	887	253	El TEJON VEIN
36970	0.16	13	107	1700	1215	El TEJON VEIN
36971	0.06	6	100	499	497	El TEJON VEIN
36972	0.08	7	111	683	316	El TEJON VEIN
36973	<0.005	0	18	127	675	El TEJON VEIN
36974	<0.005	<0.2	21	82	542	El TEJON VEIN
36975	0.05	0	12	293	698	El TEJON VEIN
36976	0.03	1	12	73	360	El TEJON VEIN
36977	0.03	0	9	143	134	El TEJON VEIN
36978	0.03	1	12	146	172	El TEJON VEIN
36979	0.02	1	7	100	140	El TEJON VEIN
36980	0.02	0	11	152	426	El TEJON VEIN
36981	0.01	0	12	128	728	El TEJON VEIN
36982	0.04	1	11	148	124	El TEJON VEIN
36983	0.01	1	25	172	299	El TEJON VEIN
36984	<0.005	0	14	92	387	El TEJON VEIN
36985	0.01	1	12	184	399	El TEJON VEIN
36986	<0.005	4	9	415	295	El TEJON VEIN
36987	<0.005	1	12	264	330	El TEJON VEIN

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 65

36988	<0.005	2	9	351	540	El TEJON VEIN
36989	<0.005	3	15	235	571	El TEJON VEIN
36990	<0.005	36	24	1175	366	El TEJON VEIN
36991	<0.005	13	21	1980	278	El TEJON VEIN
36992	0.01	29	43	385	72	El TEJON VEIN
36993	<0.005	272	64	2130	31	El TEJON VEIN
36994	<0.005	277	34	773	19	El TEJON VEIN
36995	<0.005	216	20	580	24	El TEJON VEIN
36996	<0.005	2	44	176	919	El TEJON VEIN
36997	0.03	5	28	337	232	El TEJON VEIN
36998	<0.005	3	23	90	410	El TEJON VEIN
36999	<0.005	2	23	101	550	El TEJON VEIN
37000	<0.005	7	36	92	525	El TEJON VEIN
37001	<0.005	1	21	43	358	El TEJON VEIN
37002	<0.005	225	67	1410	59	El TEJON VEIN
37003	<0.005	164	30	916	43	El TEJON VEIN
37004	<0.005	135	99	970	225	El TEJON VEIN
37005	0.01	186	141	741	511	El TEJON VEIN
37006	0.28	119	26	837	67	El TEJON VEIN
37007	0.35	83	71	677	349	El TEJON VEIN
37008	0.09	75	33	455	79	El TEJON VEIN
37009	0.20	65	22	387	72	El TEJON VEIN
37010	0.56	196	89	644	206	El TEJON VEIN
37011	0.25	12	98	2220	792	El TEJON VEIN
37012	0.07	6	29	132	194	El TEJON VEIN
37013	0.47	6	25	160	66	El TEJON VEIN
37014	0.76	18	86	1250	1265	El TEJON VEIN
37015	0.20	4	37	433	775	El TEJON VEIN
37016	0.11	39	84	555	888	El TEJON VEIN
37017	0.02	7	72	193	747	El TEJON VEIN
37018	0.12	2	65	214	629	El TEJON VEIN

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 66

37019	0.05	16	73	302	725	El TEJON VEIN
37020	0.02	18	74	372	782	El TEJON VEIN
37021	0.24	1	25	597	804	El TEJON VEIN
37022	0.52	1	67	1250	1125	El TEJON VEIN
37023	0.06	11	51	475	775	El TEJON VEIN
37024	2.27	42	81	333	650	El TEJON VEIN
37025	0.04	2	10	188	234	El TEJON VEIN
37026	0.06	2	16	299	288	El TEJON VEIN
37027	0.05	1	13	290	237	El TEJON VEIN
37028	0.28	2	25	1410	380	El TEJON VEIN
37029	1.79	1	30	388	424	El TEJON VEIN
37030	0.01	1	15	200	474	El TEJON VEIN
37031	0.04	0	17	103	444	El TEJON VEIN
37032	0.01	1	12	64	416	El TEJON VEIN
37033	0.01	1	19	146	491	El TEJON VEIN
37034	<0.005	1	29	155	475	El TEJON VEIN
37035	0.16	1	18	544	577	El TEJON VEIN
37036	<0.005	3	8	205	606	El TEJON VEIN
37037	<0.005	1	6	156	851	El TEJON VEIN
37038	<0.005	2	12	210	733	El TEJON VEIN
37039	<0.005	4	18	278	731	El TEJON VEIN
37040	0.01	59	62	479	254	El TEJON VEIN
37041	0.03	27	111	622	1050	El TEJON VEIN
37042	0.10	45	70	584	172	El TEJON VEIN
37043	0.09	5	51	287	407	El TEJON VEIN
37044	0.02	15	77	279	1200	El TEJON VEIN
37045	0.05	9	48	221	603	El TEJON VEIN
37046	0.22	44	88	871	1280	El TEJON VEIN
37047	0.07	6	55	274	793	El TEJON VEIN
37048	0.06	4	20	148	313	El TEJON VEIN
37049	0.09	12	37	187	490	El TEJON VEIN

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 67

37050	0.14	6	33	104	1330	El TEJON VEIN
37051	0.06	4	24	82	426	El TEJON VEIN
37052	0.02	1	14	91	412	El TEJON VEIN
37053	0.13	10	30	135	422	El TEJON VEIN
37054	0.11	2	31	124	215	El TEJON VEIN
37055	0.10	1	18	137	442	El TEJON VEIN
37056	0.02	1	25	142	397	El TEJON VEIN
37057	0.02	3	22	146	343	El TEJON VEIN
37058	0.04	15	43	245	585	El TEJON VEIN
37059	0.06	15	41	267	609	El TEJON VEIN
37060	0.22	11	38	323	640	El TEJON VEIN
37061	0.05	5	38	332	607	El TEJON VEIN
37062	0.09	8	30	277	636	El TEJON VEIN
37063	0.08	2	9	118	69	El TEJON VEIN
37064	0.11	4	23	99	124	El TEJON VEIN
37065	0.11	10	12	73	103	El TEJON VEIN
37066	0.19	5	30	162	79	El TEJON VEIN
37067	0.18	2	16	111	58	El TEJON VEIN
37068	0.32	3	29	327	676	El TEJON VEIN
37069	0.25	3	29	175	501	El TEJON VEIN
37070	0.09	1	38	124	539	El TEJON VEIN
37071	0.02	1	37	156	564	El TEJON VEIN
37072	0.02	2	16	95	323	El TEJON VEIN
37073	0.06	3	24	112	198	El TEJON VEIN
37074	0.03	1	24	105	246	El TEJON VEIN
37075	0.01	9	28	145	779	El TEJON VEIN
37076	0.01	12	28	338	674	El TEJON VEIN
37077	0.01	2	30	183	351	El TEJON VEIN
37078	0.01	7	25	146	366	El TEJON VEIN
37079	0.04	5	29	138	391	El TEJON VEIN
37080	0.04	2	20	47	334	El TEJON VEIN

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 68

37081	0.43	1	13	30	187	El TEJON VEIN
37082	0.11	1	16	45	246	El TEJON VEIN
37083	0.11	2	19	85	214	El TEJON VEIN
37084	0.35	1	25	80	97	El TEJON VEIN
37085	0.02	6	36	109	382	El TEJON VEIN
37086	<0.005	0	8	18	68	El TEJON VEIN
37087	0.01	0	16	15	70	El TEJON VEIN
37088	0.02	1	9	13	30	El TEJON VEIN
37089	0.01	0	13	19	105	El TEJON VEIN
37090	0.01	0	17	10	92	El TEJON VEIN
37091	0.01	0	18	18	147	El TEJON VEIN
37092	0.07	2	30	12	119	El TEJON VEIN
37093	0.01	<0.2	23	12	82	El TEJON VEIN
37094	<0.005	0	21	31	94	El TEJON VEIN
37095	0.01	0	21	31	104	El TEJON VEIN
37096	0.02	0	21	31	83	El TEJON VEIN
37097	0.01	0	40	79	152	El TEJON VEIN
37098	0.01	0	25	15	136	El TEJON VEIN
37099	0.10	15	26	155	196	El TEJON VEIN
37100	0.09	2	7	11	14	El TEJON VEIN
37101	0.03	<0.2	18	11	55	El TEJON VEIN
37102	0.01	<0.2	12	8	54	El TEJON VEIN
37103	0.01	<0.2	9	7	48	El TEJON VEIN
37104	0.01	<0.2	9	9	51	El TEJON VEIN
37105	0.01	<0.2	10	9	48	El TEJON VEIN
37106	<0.005	<0.2	10	7	73	El TEJON VEIN
37107	0.01	<0.2	17	12	87	El TEJON VEIN
37108	<0.005	<0.2	36	2	72	El TEJON VEIN
37109	<0.005	<0.2	1	2	62	El TEJON VEIN
37110	<0.005	<0.2	<1	<2	57	El TEJON VEIN
37111	<0.005	<0.2	<1	2	50	El TEJON VEIN

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 69

37112	<0.005	<0.2	12	<2	54	El TEJON VEIN
37113	<0.005	<0.2	20	<2	69	El TEJON VEIN
37114	<0.005	<0.2	4	2	68	El TEJON VEIN
37115	<0.005	<0.2	1	<2	64	El TEJON VEIN
37116	<0.005	<0.2	<1	<2	61	El TEJON VEIN
37117	<0.005	<0.2	<1	<2	55	El TEJON VEIN
37118	<0.005	<0.2	2	4	62	El TEJON VEIN
37119	<0.005	<0.2	1	3	63	El TEJON VEIN
37120	<0.005	<0.2	1	3	60	El TEJON VEIN
37121	<0.005	<0.2	1	4	49	El TEJON VEIN
37122	<0.005	<0.2	<1	3	71	El TEJON VEIN
37123	<0.005	<0.2	20	<2	64	El TEJON VEIN
37124	<0.005	<0.2	3	2	81	El TEJON VEIN
37125	<0.005	<0.2	<1	2	54	El TEJON VEIN
37126	<0.005	68	245	677	473	LA SOLEDAD VEIN
37127	<0.005	5	21	244	660	LA SOLEDAD VEIN
37128	<0.005	2	9	165	978	LA SOLEDAD VEIN
37129	<0.005	1	15	210	984	LA SOLEDAD VEIN
37130	<0.005	4	35	178	738	LA SOLEDAD VEIN
37131	<0.005	19	55	224	528	LA SOLEDAD VEIN
37132	<0.005	13	26	131	377	LA SOLEDAD VEIN
37133	<0.005	42	61	272	304	LA SOLEDAD VEIN
37134	<0.005	17	91	385	293	LA SOLEDAD VEIN
37135	<0.005	212	109	1105	539	LA SOLEDAD VEIN
37136	<0.005	501	243	3200	755	LA SOLEDAD VEIN
37137	<0.005	452	318	2050	365	LA SOLEDAD VEIN
37138	<0.005	178	144	382	468	LA SOLEDAD VEIN
37139	<0.005	477	298	2500	509	LA SOLEDAD VEIN
37140	<0.005	213	206	1170	497	LA SOLEDAD VEIN
37141	<0.005	89	99	245	605	LA SOLEDAD VEIN
37142	<0.005	19	57	199	892	LA SOLEDAD VEIN

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 70

37143	<0.005	68	54	342	240	LA SOLEDAD VEIN
37144	<0.005	114	47	222	473	LA SOLEDAD VEIN
37145	<0.005	45	34	314	284	LA SOLEDAD VEIN
37146	<0.005	3	36	65	475	LA SOLEDAD VEIN
37147	<0.005	19	40	74	397	LA SOLEDAD VEIN
37148	<0.005	6	39	59	406	LA SOLEDAD VEIN
37149	0.01	162	250	479	405	LA SOLEDAD VEIN
37150	<0.005	25	369	1390	2020	LA SOLEDAD VEIN
37151	<0.005	191	306	184	245	LA SOLEDAD VEIN
37152	<0.005	204	277	592	275	LA SOLEDAD VEIN
37153	<0.005	377	355	149	180	LA SOLEDAD VEIN
37154	<0.005	120	97	137	449	LA SOLEDAD VEIN
37155	<0.005	65	107	177	491	LA SOLEDAD VEIN
37156	<0.005	130	199	357	592	LA SOLEDAD VEIN
37157	<0.005	10	39	107	860	LA SOLEDAD VEIN
37158	<0.005	56	89	154	199	LA SOLEDAD VEIN
37159	<0.005	1645	1115	>10000	659	LA SOLEDAD VEIN
37160	<0.005	65	90	658	337	LA SOLEDAD VEIN
37161	<0.005	80	138	260	416	LA SOLEDAD VEIN
37162	<0.005	4	24	92	441	LA SOLEDAD VEIN
37163	<0.005	198	116	160	146	LA SOLEDAD VEIN
37164	<0.005	167	71	107	95	LA SOLEDAD VEIN
37165	<0.005	48	29	48	15	LA SOLEDAD VEIN
37166	<0.005	34	63	170	732	LA SOLEDAD VEIN
37167	<0.005	0	16	11	108	LA SOLEDAD VEIN
37168	<0.005	0	21	17	121	LA SOLEDAD VEIN
37169	<0.005	1	40	20	116	LA SOLEDAD VEIN

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 71

Appendix E: Description and location of 3 rock samples collected by the Author (P.J. Pinto),

December 2011.

Sample	Datum NAD27, Mexico, Zone 13R
Number	E-UTM	N-UTM	ELEV.	Description for samples
136262	214,202	2’964,391	741	3.0m. sub-vertical point sample, cutting the width of the quartz vein.
136263	214,227	2’964,417	750	2.0m. horizontal point sample, cutting the width of the quartz vein.
136264	214,786	2’965,570	614	3.0m. sub-vertical point sample, cutting the width of the quartz vein.

Appendix F: Assay results of 3 rock samples collected by the Author (P.J. Pinto), January 2012. Anomalous values in BOLD.

Method	Au- AA23	ME- ICP41	ME- ICP41	ME- ICP41	ME- ICP41	ME- ICP41	ME- ICP41	ME- ICP41	ME- ICP41	ME- ICP41	ME- ICP41	OG- 046
Sample	Au	Ag	As	Ba	Cd	Cu	Fe	Mn	Pb	Sb	Zn	Ag
Number	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	ppm	LOCATION
136262	0.007	>100	<2	780	1.8	160	0.27	89	788	<2	472	122	EL TEJON
136263	0.009	64.8	<2	1160	0.8	86	0.36	120	370	<2	256		EL TEJON
136264	0.005	>100	<2	1190	0.7	684	2.17	934	1345	<2	309	350	LASOLEDAD

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 72

Appendix G: Itemized expenses on the La Palma property up to March 2012

LA PALMA CLAIMS	In USD
Geologists fees	34,316
Field costs	4,536
Gasoline and oil	3,553
Assays and sample preparation	15,446
Field Equipment	2,843
Travel costs	3,955
Food	2,563
Map and drafting costs	2,642
Air regional reconnaissance of the property (By Helicopter)	8,500
Road Building	28,900
P. Julio Pinto Consulting	15,450
Total	122,704

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 73

Appendix H: Title of the claims comprising the La Palma property.

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 74

“The La Palma Property, Chihuahua State, Mexico” by P.J. Pinto. NI 43-101 Technical Report for Arriba Resources Inc, 25th April 2012. 75